   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 21, 2005


                                                             FILE NO. 333-127755
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                               AMENDMENT NO. 2 TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                    ASIA AUTOMOTIVE ACQUISITION CORPORATION
             (Exact name of registrant as specified in its charter)

              DELAWARE                               6770                              20-3022522
  (State or other jurisdiction of        (Primary Standard Industrial               (I.R.S. Employer
   incorporation or organization)        Classification Code Number)             Identification Number)

                             401 SOUTH OLD WOODWARD
                                   SUITE 450
                           BIRMINGHAM, MICHIGAN 48009
                                 (248) 203-9940
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                             ---------------------
                    WILLIAM R. HERREN, CHAIRMAN OF THE BOARD
                      RUDY WILSON, CHIEF EXECUTIVE OFFICER
                             401 SOUTH OLD WOODWARD
                                   SUITE 450
                           BIRMINGHAM, MICHIGAN 48009

                                  248 593-8330

           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ---------------------
                                   COPIES TO:

        PAUL M. KAVANAUGH, ESQ.                   SCOTT D. NORTON, ESQ.                 CHRISTOPHER S. AUGUSTE, ESQ.
           STROBL & SHARP PC                        NORTON & NORTON PC              KRAMER LEVIN NAFTALIS & FRANKEL LLP
   300 EAST LONG LAKE ROAD, SUITE 200    401 SOUTH OLD WOODWARD AVENUE, SUITE 450       1177 AVENUE OF THE AMERICAS
    BLOOMFIELD HILLS, MICHIGAN 48304         BIRMINGHAM, MICHIGAN 48009-6636              NEW YORK, NEW YORK 10036
             (248) 540-2300                           (248) 203-9940                           (212) 715-9100
      (248) 645-2690 -- FACSIMILE              (248) 203-9950 -- FACSIMILE              (212) 715-8000 -- FACSIMILE

                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                             PROPOSED MAXIMUM        PROPOSED MAXIMUM            AMOUNT OF
     TITLE OF EACH CLASS OF            AMOUNT BEING           OFFERING PRICE             AGGREGATE             REGISTRATION
    SECURITY BEING REGISTERED           REGISTERED            PER SECURITY(1)        OFFERING PRICE(1)              FEE
---------------------------------------------------------------------------------------------------------------------------------
Units, each consisting of one
  share of Common Stock, $.0001
  par value, and one
  Warrant(2).....................     5,031,250 Units              8.00                 $40,250,000              $4,306.75
---------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock included
  as part of the Units(2)........    5,031,250 Shares               --                      --                     --(3)
---------------------------------------------------------------------------------------------------------------------------------
Warrants included as part of the
  Units(2).......................   5,031,250 Warrants              --                      --                     --(3)
---------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock underlying
  the Warrants included in the
  Units(4).......................    5,031,250 Shares              $5.00                $25,156,250              $2,691.72
---------------------------------------------------------------------------------------------------------------------------------
Representative's Unit Purchase
  Option.........................            1                     $100                    $100                    --(3)
---------------------------------------------------------------------------------------------------------------------------------
Units underlying the
  Representative's Unit Purchase
  Option ("Underwriter's
  Units")(4).....................      350,000 Units              $10.00                $3,500,000                $374.50
---------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock included
  as part of the Underwriter's
  Units(4).......................     350,000 Shares                --                      --                     --(3)
---------------------------------------------------------------------------------------------------------------------------------
Warrants included as part of the
  Representative's Units(4)......    350,000 Warrants               --                      --                     --(3)
---------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock underlying
  the Warrants included in the
  Representative's Units(4)......     350,000 Shares               $6.65                $2,128,000                $227.70
---------------------------------------------------------------------------------------------------------------------------------
Total............................                                                       $71,034,250           $7,600.67(5)(6)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee.


(2) Includes 656,250 Units and 656,250 shares of Common Stock and 656,250 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.


(3) No fee pursuant to Rule 457(g).

(4) Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions contained in the Warrants.


(5) $7,605.30 was previously paid.



(6) Registration Fee amended effective November 28, 2005 from $117.70 to $107.00 per million.

                             ---------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    SUBJECT TO COMPLETION, DECEMBER 21, 2005


                             PRELIMINARY PROSPECTUS

PROSPECTUS


                                  $35,000,000


                    ASIA AUTOMOTIVE ACQUISITION CORPORATION


                                4,375,000 UNITS

     Asia Automotive Acquisition Corporation is a newly organized blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Our objective is to acquire one or more automotive component supplier operating businesses that have their primary operating facilities located in the People's Republic of China (PRC), the Republic of India (India) and/or the Association of Southeast Asian Nations (ASEAN). We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target businesses or had any discussions, formal or otherwise, with respect to such a transaction.
     This is an initial public offering of our securities. Each unit consists of:
     - one share of our common stock; and
     - one warrant.

     Each warrant entitles the holder to purchase one share of our common stock at a price of $5.00. Each warrant will become exercisable on the later of our
completion of a business combination and           , 2007 [ONE YEAR FROM THE
DATE OF THIS PROSPECTUS], and will expire on           , 2011 [FIVE YEARS FROM
THE DATE OF THIS PROSPECTUS], or earlier upon redemption.


     We have granted Rodman & Renshaw, LLC, the representative of the underwriters, a 45-day option to purchase up to 656,250 additional units solely to cover over-allotments, if any (over and above the 4,375,000 units referred to above). The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to Rodman & Renshaw, for $100, as additional compensation, an option to purchase up to a total of 350,000 units at $10.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $6.65 (133% of the exercise price of the warrants included in the units sold in the offering). The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

     There is presently no public market for our units, common stock or warrants. The units will be quoted on the OTC Bulletin Board under the symbol on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, the common stock and warrants will
be quoted on the OTC Bulletin Board under the symbols           and           ,
respectively. We cannot assure you that our securities will continue to be quoted on the OTC Bulletin Board.
     INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 7 OF THIS PROSPECTUS FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                                                                UNDERWRITING       PROCEEDS,
                                                                  PUBLIC        DISCOUNT AND         BEFORE
                                                              OFFERING PRICE   COMMISSIONS(1)   EXPENSES, TO US
                                                              --------------   --------------   ----------------
Per unit....................................................   $      8.00       $      .40       $      7.60
Total.......................................................   $35,000,000       $1,750,000       $33,250,000


---------------


(1) The underwriters have agreed to defer additional underwriting fees in an amount equal to 3% of the gross proceeds of this offering, or $0.24 per unit ($1,050,000 in total, or $1,207,500 if the over-allotment option is exercised), until the consummation of a business combination. Upon the consummation of a business combination, we will pay such additional fees out of the proceeds of this offering held in trust at JPMorgan Chase NY Bank, maintained by Continental Stock Transfer & Trust Company acting as trustee.


     Of the net proceeds we receive from this offering, $32,028,000 ($7.32 per unit) or 37,278,000 ($7.41 per unit) if the over-allotment option is exercised in full, will be deposited into a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company acting as trustee.


     We are offering the units for sale on a firm-commitment basis. Rodman & Renshaw, acting as representative of the underwriters, expects to deliver our
securities to investors in the offering on or about           , 2006.

RODMAN & RENSHAW, LLC                                    CHARDAN CAPITAL MARKETS

                                               , 2006

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Prospectus Summary..........................................    1
Summary Financial Data......................................    6
Risk Factors................................................    7
Use of Proceeds.............................................   21
Dilution....................................................   23
Capitalization..............................................   25
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   26
Proposed Business...........................................   28
Management..................................................   38
Principal Stockholders......................................   42
Certain Transactions........................................   44
Description of Securities...................................   45
Underwriting................................................   50
Legal Matters...............................................   52
Experts.....................................................   52
Where You Can Find Additional Information...................   53
Index to Financial Statements...............................  F-1


                             ---------------------

                               PROSPECTUS SUMMARY


     This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to "we," "us" or "our company" refer to Asia Automotive Acquisition Corporation. Unless otherwise specified, references to "China" or the "PRC" refer to the People's Republic of China; "India" refers to the Republic of India; and "ASEAN" refers to the Association of South East Nations, including Thailand, Malaysia, Indonesia, Philippines and Vietnam. Reference to Europe refers to the 13 automotive vehicle producing countries within Western Europe and Eastern Europe. Reference to "target regions" refer to China, India or ASEAN. All share and per share information in this prospectus gives retroactive effect to a stock dividend of .094 shares of common stock for each outstanding share of common stock on December 14, 2005. Unless we tell you otherwise, the information in this prospectus assumes that the representative of the underwriters will not exercise its over-allotment option.


     We are a blank check company organized under the laws of the State of Delaware on June 20, 2005. We were formed with the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with one or more operating businesses within the global automotive component industry that have their primary operating facilities located in our target regions. To date, our efforts have been limited to organizational activities. We will not be able to implement our business plan until the sale of the units offered by this prospectus.

     We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidate) with respect to a possible acquisition transaction with our company. While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business whose fair market value is at least equal to 80% of our net assets (all of our assets, including the funds held in the trust account, less our liabilities) at the time of such acquisition.

     As used in this prospectus, a "target business" shall include an operating automotive component manufacturing business and a "business combination" shall mean the acquisition by us of such a target business. We may further seek to acquire a target business that has a fair market value significantly in excess of 80% of our net assets. In order to do so, we may seek to raise additional funds through a private offering of debt or equity securities and/or any other methods of financing although we have not entered into any such arrangement and have no current intention of doing so. However, if we did, such arrangement would only be consummated simultaneously with the consummation of the business combination.

     Our principal executive offices are located at 401 Old South Woodward, Suite 450, Birmingham, Michigan 48009 and our telephone number is (248) 203-9940.

                                  THE OFFERING


Securities offered:...........   4,375,000 units, at $8.00 per unit, each unit
                                 consisting of:


                                 - one share of common stock; and

                                 - one warrant.

                                 The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 20(th) day after the date of this prospectus unless Rodman & Renshaw determines that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our securities in particular. If

                                 Rodman & Renshaw determines to permit separate trading of the common stock and warrants earlier than the 20(th) day after the date of this prospectus, we will issue a press release and file a Current Report on Form 8-K announcing when such separate trading will begin. In no event will Rodman & Renshaw allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, an amended Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K information indicating if Rodman & Renshaw has allowed separate trading of the common stock and warrants prior to the 20(th) day after the date of this prospectus. Rodman & Renshaw expects to permit separate trading of the common stock and warrants as soon as reasonably practicable after our filing of the Current Report on Form 8-K reflecting the closing of the exercise of the over-allotment option, if such closing occurs.

Common stock:


  Number outstanding before
this offering.................   1,094,000 shares



  Number to be outstanding
after this offering...........   5,469,000 shares


Warrants:

  Number outstanding before
this offering.................   0 warrants


  Number to be outstanding
after this offering...........   4,375,000 warrants


  Exercisability..............   Each warrant is exercisable for one share of
                                 common stock.

  Exercise price..............   $5.00

  Exercise period.............   The warrants will become exercisable on the
                                 later of:

                                 - the completion of a business combination with
                                   a target business, and


                                 - [          ], 2007 [ONE YEAR FROM THE DATE OF
                                   THIS PROSPECTUS].



                                 The warrants will expire at 5:00 p.m., New York
                                 City time, on [          ], 2011 [FIVE YEARS
                                 FROM THE DATE OF THIS PROSPECTUS] or earlier upon redemption.


  Redemption..................   We may redeem the outstanding warrants
                                 (including any warrants issued upon exercise of our unit purchase option):

                                 - in whole and not in part,

                                 - at a price of $.01 per warrant at any time
                                   after the warrants become exercisable,

                                 - upon a minimum of 30 days' prior written
                                   notice of redemption, and

                                 - if, and only if, the last sales price of our
                                   common stock equals or exceeds $10.00 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

                                 We have established these criteria to provide warrant holders with a significant premium to the initial warrant exercise price and a sufficient degree of liquidity to cushion the market reaction to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

Proposed OTC Bulletin Board
symbols for our:..............

  Units.......................   [          ]

  Common stock................   [          ]

  Warrants....................   [          ]


Offering proceeds to be held
in trust:.....................   $32,028,000 of the proceeds of this offering
                                 ($7.32 per unit) will be placed in a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. These proceeds will not be released until the earlier of the completion of a business combination and our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust fund will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. These expenses may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account
                                 (initially, approximately $780,000). The underwriters have agreed to defer additional underwriting fees in an amount equal to 3% of the gross proceeds of this offering, or $0.24 per unit ($1,050,000 in total, or $1,207,500 if the over-allotment option is exercised), until the consummation of a business combination.
                                 Upon the consummation of a business
                                 combination, we will pay such additional fees out of the proceeds of this offering held in trust. There will be no fees, reimbursements or cash payments made to our existing stockholders and/or officers and directors other than:



                                 - Repayment of a total amount of loans of
                                   $25,000 bearing interest at the rate of 4.0% per annum made by William Herren, Rudy Wilson, Vinit Bansal, Chun Hao and Asia Development Capital LLC, to cover offering expenses; and

                                 - Payment of up to $7,500 per month to Asia
                                   Development Capital LLC, an affiliate of our existing stockholders, for general and administrative services, office space, and utilities; and

                                 None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust fund have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Stockholders must approve
business combination:.........   We will seek stockholder approval before we
                                 effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering or acquired in this offering or the aftermarket in accordance with the majority of the shares of common stock voted by the public stockholders. The term
                                 "public stockholders" means the holders of common stock sold as part of the units in this offering or in the aftermarket, including any existing stockholders to the extent that they purchase or acquire such shares. We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their redemption rights described below. Voting against the business combination alone will not result in redemption of a stockholder's shares for a pro rata share of the trust fund. Such stockholder must have also exercised its redemption rights described below.

Redemption rights for
stockholders
voting to reject a business
combination:..................   Public stockholders voting against a business
                                 combination will be entitled to redeem their common stock for a pro rata share of the trust account, including any interest earned on their portion of the trust account, if the business combination is approved and completed. Our existing stockholders will not have such redemption rights with respect to the shares of common stock owned by them prior to this offering, but will have such rights with respect to shares purchased by them in the offering or aftermarket. Public stockholders who redeem their stock for their share of the trust fund will continue to have the right to exercise any warrants they may hold.

Liquidation if no business
combination:..................   We will dissolve and promptly distribute only
                                 to our public stockholders the amount in our trust fund (including any accrued interest) plus any remaining net assets if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18 month period). All of our officers and directors own shares of our common stock, but have waived their right to receive distributions (other than with respect to common stock underlying units they purchase in this offering or common stock they purchase in the aftermarket) upon our liquidation prior to a business combination. We will pay the costs of liquidation and dissolution from our remaining assets outside of the trust fund.


Escrow of existing
stockholders'
shares:.......................   On the date of this prospectus, all of our
                                 existing stockholders, including all of our
                                 officers and directors, will place the shares
                                 they owned before this offering into an escrow
                                 account maintained by Continental Stock
                                 Transfer & Trust Company, acting as escrow
                                 agent. Subject to certain limited exceptions
                                 (such as transfers to relatives and trusts for
                                 estate planning purposes, and upon death, while
                                 remaining in escrow), these shares will not be
                                 transferable during the escrow period and will
                                 not be released from escrow until [          ],
                                 2009 [THREE YEARS FROM THE DATE OF THIS
                                 PROSPECTUS] unless we are forced to liquidate, in which case the shares will be cancelled, or if we were to consummate a transaction after the consummation of the initial business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.


RISKS

     In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Additionally, our initial security holders' initial equity investment is below that which is required under the guidelines of the North American Securities Administrators' Association, Inc. You should carefully consider these and the other risks set forth in the section entitled "Risk Factors" beginning on page 7 of this prospectus.

                             SUMMARY FINANCIAL DATA

     The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.


                                                                 NOVEMBER 30, 2005
                                                              -----------------------
                                                               ACTUAL     AS ADJUSTED
                                                              ---------   -----------
BALANCE SHEET DATA:
  Working capital (deficiency)..............................  $(213,015)  $32,827,895
  Total assets..............................................    248,354    32,827,895
  Total liabilities.........................................    228,369            --
  Value of common stock which may be redeemed for cash
     ($7.08 per share)......................................         --     6,192,502
  Stockholders' equity......................................     19,985    26,635,393



     The "as adjusted" information gives effect to the sale of the units we are offering, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued expenses required to be repaid.



     The working capital and total assets amounts include the $30,978,000 to be held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. The underwriters have agreed to defer additional underwriting fees in an amount equal to 3% of the gross proceeds of this offering, or $0.24 per unit ($1,050,000 in total, or $1,207,500 if the over-allotment option is exercised), until the consummation of a business combination. Upon the consummation of a business combination, we will pay such additional fees out of the proceeds of this offering held in trust. If a business combination is not so consummated, the trust account will be distributed solely to our public stockholders.



     We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their redemption rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 19.99% of the shares sold in this offering exercise their redemption rights. If this occurred, we would be required to redeem for cash up to approximately 19.99% of the 4,375,000 shares sold in this offering, or 874,562 shares of common stock, at an initial per-share redemption price of $7.08, without taking into account interest earned on the trust account. The actual per-share redemption price will be equal to:


     - the amount in the trust account, including all accrued interest, as of two business days prior to the proposed consummation of the business combination,


     - minus the $1,050,000 ($1,207,500 if the over-allotment option is exercised) plus accrued interest thereon being held for the benefit of the underwriters,


     - divided by the number of shares of common stock sold in the offering.

                                  RISK FACTORS

     An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units.

RISKS ASSOCIATED WITH OUR BUSINESS

  WE ARE A DEVELOPMENT STAGE COMPANY WITH NO OPERATING HISTORY AND, ACCORDINGLY, YOU WILL NOT HAVE ANY BASIS ON WHICH TO EVALUATE OUR ABILITY TO ACHIEVE OUR BUSINESS OBJECTIVE.

     We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business within the global automotive component industry that has its primary operating facilities located in China, India and/or ASEAN. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination.

  IF WE ARE FORCED TO LIQUIDATE BEFORE A BUSINESS COMBINATION AND DISTRIBUTE THE TRUST ACCOUNT, OUR PUBLIC STOCKHOLDERS WILL RECEIVE LESS THAN $8.00 PER SHARE AND OUR WARRANTS WILL EXPIRE WORTHLESS.


     If we are unable to complete a business combination within the prescribed time frames and are forced to liquidate our assets, the per-share liquidation distribution will be less than $8.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Additionally, we could use a portion of the funds not being placed in trust as a down payment or lock-up payment in connection with a proposed business combination, although we do not have any current intention to do so. If we did and were subsequently required to forfeit such funds (whether as a result of a breach of the terms of the agreement containing the requirement of a down payment or lock-up payment or otherwise), we might not have sufficient funds to continue our search for a target business. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of a business combination. If we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18 month period), we will be dissolved and distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section entitled "Proposed
Business -- Effecting a business combination -- Liquidation if no business combination."


  YOU WILL NOT BE ENTITLED TO PROTECTIONS NORMALLY AFFORDED TO INVESTORS OF BLANK CHECK COMPANIES.


     Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a "blank check" company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances than we would if we were subject to such rule. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled "Proposed Business -- Comparison to offerings of blank check companies".

  BECAUSE THERE ARE NUMEROUS COMPANIES WITH A BUSINESS PLAN SIMILAR TO OURS SEEKING TO EFFECTUATE A BUSINESS COMBINATION, IT MAY BE MORE DIFFICULT FOR US TO DO SO.


     Since August 2003, based on publicly available information, approximately 39 similarly structured blank check companies have completed initial public offerings and a number of additional blank check companies have filed registration statements with the SEC seeking to go public. Of these companies, only three companies have consummated a business combination, while six other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination. Accordingly, there are approximately 35 blank check companies with more than $1.6 billion in trust that are seeking to carry out a business plan similar to our business plan. While some of those companies have specific industries that they must complete a business combination in, a number of them may consummate a business combination in any industry they choose. We may therefore be subject to competition from these and other companies seeking to consummate a business plan similar to ours. We cannot assure you that we will be able to successfully compete for an attractive business combination.


     Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. Further, because only four of such companies have either consummated a business combination or entered into a definitive agreement for a business combination, it may indicate that there are fewer attractive target businesses available to such entities or that many privately held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours. If we are unable to find a suitable target business within such time periods, we will be forced to liquidate.


  IF THIRD PARTIES BRING CLAIMS AGAINST US, THE PROCEEDS HELD IN TRUST COULD BE REDUCED AND THE PER-SHARE LIQUIDATION PRICE RECEIVED BY STOCKHOLDERS WILL BE LESS THAN $7.32 PER SHARE.



     Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses or other entities we engage, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust fund. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders. We cannot assure you that the per-share distribution from the trust fund will not be less than $7.32, plus interest, due to claims of such creditors. If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public stockholders, William R. Herren, the chairman of our board of directors, Rudy Wilson, our chief executive officer and a member of our board of directors, Vinit Bansal, our president of India operations, secretary and a member of our board of directors, Chun Yi Hao, our president of China operations and a member of our board of directors, Donald Runkle, a member of our board of directors and Dr. David J. Brophy, our chief financial officer and a member of our board of directors, have agreed that they, severally, in accordance with their respective beneficial ownership interests in us, will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, we cannot assure you that they will be able to satisfy those obligations.

  SINCE WE HAVE NOT YET SELECTED A TARGET BUSINESS WITH WHICH TO COMPLETE A BUSINESS COMBINATION, WE ARE UNABLE TO CURRENTLY ASCERTAIN THE MERITS OR RISKS OF THE BUSINESS IN WHICH WE MAY ULTIMATELY OPERATE.


     Subject to the initial objective that a target business be located in China, India and/or ASEAN and have a fair market value of at least 80% of our net assets at the time of the acquisition, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We may consummate a business combination with a company in the global automotive industry and are not limited to any particular type of automotive product line. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section entitled "Proposed Business -- Effecting a business combination -- We have not identified a target business."


  WE MAY ISSUE SHARES OF OUR CAPITAL STOCK TO COMPLETE A BUSINESS COMBINATION, WHICH WOULD REDUCE THE EQUITY INTEREST OF OUR STOCKHOLDERS AND LIKELY CAUSE A CHANGE OF CONTROL OF THE OWNERSHIP.


     Our certificate of incorporation authorizes the issuance of up to 39,000,000 shares of common stock, par value $.001 per share, and 1,000,000 shares of preferred stock, par value $.001 per share. Immediately after this offering (assuming no exercise of the underwriters' over-allotment option), there will be 28,456 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the purchase option granted to Rodman & Renshaw, the representative of the underwriters) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we will, in all likelihood, issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:


     - may significantly reduce the equity interest of investors in this offering;

     - may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

     - will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

     - may adversely affect prevailing market prices for our common stock.


  WE MAY ISSUE DEBT SECURITIES TO COMPLETE A BUSINESS COMBINATION, WHICH WOULD REDUCE OUR FINANCING FLEXIBILITY AND COULD RESULT IN DEFAULT, FORECLOSURE, ACCELERATION OF OBLIGATIONS OR INABILITY TO OBTAIN ADDITIONAL FINANCING.


     We may issue debt securities to complete a business combination, which could result in:

     - default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

     - acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

     - our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

     - our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

For a more complete discussion of the possible structure of a business combination, see the section entitled "Proposed Business -- Effecting a business combination -- Selection of a target business and structuring of a business combination."


  OUR ABILITY TO SUCCESSFULLY EFFECT A BUSINESS COMBINATION AND TO BE SUCCESSFUL AFTERWARDS WILL BE TOTALLY DEPENDENT UPON THE EFFORTS OF OUR KEY PERSONNEL, SOME OF WHOM MAY CONTINUE WITH US FOLLOWING A BUSINESS COMBINATION.

     Our ability to successfully effect a business combination will be totally dependent upon the efforts of our key personnel. The future role of our key personnel in the target business, however, cannot presently be ascertained. Although it is possible that some of our key personnel, Donald L. Runkle, William R. Herren, Rudy Wilson, Dr. David J. Brophy, Vinit Bansal, Chun Yi Hao, Avinash P. Gandhi, Sam A. Hamdan and Somlux Sirikupphokakorn will remain associated in various capacities with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business at the time of the business combination will remain in place. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate the same as part of any such combination. However, management may view target companies in a more favorable light as compared to other target companies which may provide greater value to our stockholders. If we acquired a target business in an all-cash transaction, it would be more likely that current members of management would remain with us if they chose to do so. If a business combination were structured as a merger whereby the stockholders of the target company were to control the combined company following a business combination, it may be less likely that management would remain with the combined company unless it was negotiated as part of the transaction in the acquisition agreement, an employment agreement or other arrangement. In making the determination as to whether current management should remain with us following the business combination, management will analyze the experience and skill set of the target business' management and negotiate as part of the business combination that certain members of current management remain if it is believed that it is in the best interests of the combined company post-business combination. Although we intend to closely scrutinize the management of a prospective target business in connection with evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of management will prove to be correct. The terms of any employment or consulting arrangements of our current management with the combined company post-business combination will be determined at the time management negotiates the terms of the business combination with the target business. Since our current management will be negotiating the terms of the business combination as well as the terms of their employment or consulting arrangements, our current management may have a conflict of interest in negotiating terms favorable to the company in the acquisition agreement and at the same time negotiating terms in their employment or consulting arrangements that are favorable to them. Although management intends to full exercise its fiduciary duty to negotiate terms in the acquisition agreement that will be in the best interests of the combined-company and its public stockholders, members of management will be negotiating terms in their employment or consulting agreements that are favorable to them.

  OUR OFFICERS AND DIRECTORS WILL ALLOCATE THEIR TIME TO OTHER BUSINESSES THEREBY CAUSING CONFLICTS OF INTEREST IN THEIR DETERMINATION AS TO HOW MUCH TIME TO DEVOTE TO OUR AFFAIRS. THIS CONFLICT OF INTEREST COULD REDUCE OUR ABILITY TO FIND AND CONSUMMATE A BUSINESS COMBINATION.


     Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours to our affairs. If our executive officers' other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. For a complete discussion of the potential conflicts of interest that you should be aware of, see the section entitled "Management -- Conflicts of Interest." We cannot assure you that these conflicts will be resolved in our favor.

  OUR OFFICERS, DIRECTORS AND THEIR AFFILIATES MAY IN THE FUTURE BECOME AFFILIATED WITH ENTITIES ENGAGED IN BUSINESS ACTIVITIES SIMILAR TO THOSE INTENDED TO BE CONDUCTED BY US AND ACCORDINGLY, MAY HAVE CONFLICTS OF INTEREST IN DETERMINING WHICH ENTITY A PARTICULAR BUSINESS OPPORTUNITY SHOULD BE PRESENTED TO.


     None of our directors, officers or their affiliates has been a principal of, or affiliated or associated with, a blank check company and none of such individuals is currently affiliated with any such entity. However, our officers and directors may in the future become affiliated with entities, including other "blank check" companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities to which they owe fiduciary duties. For a complete discussion of our management's affiliations and the potential conflicts of interest that you should be aware of, see the sections entitled
"Management -- Directors and Executive Officers" and "Management -- Conflicts of Interest." We cannot assure you that these conflicts will be resolved in our favor.


  ALL OF OUR OFFICERS AND DIRECTORS OWN SHARES OF OUR COMMON STOCK WHICH WILL NOT PARTICIPATE IN LIQUIDATION DISTRIBUTIONS AND THEREFORE THEY MAY HAVE A CONFLICT OF INTEREST IN DETERMINING WHETHER A PARTICULAR TARGET BUSINESS IS APPROPRIATE FOR A BUSINESS COMBINATION.


     All of our officers and directors own shares of our common stock that were issued prior to this offering, but have waived their right to receive distributions with respect to those shares upon our liquidation if we are unable to consummate a business combination. Additionally, William R. Herren, Rudy Wilson, Asia Development Capital LLC, Vinit Bansal, Chun Yi Hao or their designees have agreed with the representative of the underwriters that they and certain of their affiliates or designees will purchase 320,000 warrants in the open market at prices not to exceed $1.40 per warrant commencing on the later of the date that the securities comprising the units begin separate trading or sixty days following the consummation of this offering. Our officers and directors and certain of their affiliates or designees may purchase securities in this offering or in the open market (although they are not obligated to do so). If they purchase units in this offering or shares of common stock in the open market, they have agreed to vote such shares of common stock in accordance with the majority of the shares of common stock voted by the public stockholders on a proposal to approve a business combination and exercise redemption rights in connection therewith. The shares and warrants owned by our directors and officers will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business and completing a business combination timely. Consequently, our directors' and officers' discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders' best interest.


  OUR EXISTING STOCKHOLDERS WILL NOT BE REIMBURSED FOR ANY OUT-OF-POCKET EXPENSES INCURRED BY THEM TO THE EXTENT THAT SUCH EXPENSES EXCEED THE AMOUNT IN THE TRUST FUND UNLESS THE BUSINESS COMBINATION IS CONSUMMATED AND THEREFORE THEY MAY HAVE A CONFLICT OF INTEREST IN DETERMINING WHETHER A PARTICULAR TARGET BUSINESS IS APPROPRIATE FOR A BUSINESS COMBINATION AND IN THE PUBLIC STOCKHOLDERS' BEST INTEREST.


     Our existing stockholders, including all of our officers and directors, will not be reimbursed for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount in the trust fund unless the business combination is consummated. Excess out-of-pocket expenses are considered a liability to be repaid by the resulting company. The financial interest of our officers and directors could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders' best interest. In the event such expenses occur, management believes they are likely to be insignificant as compared to $780,000 in net proceeds from this offering (excluding the funds held in Trust) initially estimated to pay the cost of completing a business combination.

  IF OUR COMMON STOCK BECOMES SUBJECT TO THE SEC'S PENNY STOCK RULES, BROKER-DEALERS MAY EXPERIENCE DIFFICULTY IN COMPLETING CUSTOMER TRANSACTIONS AND TRADING ACTIVITY IN OUR SECURITIES MAY BE SUBSTANTIALLY REDUCED.

     If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the "penny stock" rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

     - make a special written suitability determination for the purchaser;

     - receive the purchaser's written agreement to the transaction prior to sale;

     - provide the purchaser with risk disclosure documents which identify certain risks associated with investing in "penny stocks" and which describe the market for these "penny stocks" as well as a purchaser's legal remedies; and

     - obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a "penny stock" can be completed.

     If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

  INITIALLY, WE WILL ONLY BE ABLE TO COMPLETE ONE BUSINESS COMBINATION, WHICH WILL CAUSE US TO BE SOLELY DEPENDENT ON A SINGLE BUSINESS AND A LIMITED NUMBER OF PRODUCTS OR SERVICES.


     The net proceeds from this offering (excluding the funds paid in trust) will provide us with only approximately $780,000 which will be able to pay the cost of completing a business combination. The net proceeds include specific third party expenses we anticipate that we will incur including: $400,000 for legal and accounting expenses attendant to the due diligence investigations, structuring and negotiating a business combination; $180,000 for the administrative fee payable to Asia Development Capital LLC for utilization of its global office infrastructure; $40,000 of expenses in legal and accounting relating to our SEC reporting obligations; and $134,000 for general working capital that will be used for miscellaneous expenses and reserves, including $70,000 for director and officers liability insurance premiums. Based upon an analysis of similar blank check offerings and management's experience in acquiring auto supply businesses in Asia, management believes the amount of $780,000 will be sufficient to pay the costs of consummating a business combination. Our initial business combination must be with a business with a fair market value of at least 80% of our net assets at the time of such acquisition. Consequently, initially it is probable that we will have the ability to complete a business combination with only a single operating business. Accordingly, the prospects for our success may be:


     - solely dependent upon the performance of a single business, or

     - dependent upon the development or market acceptance of a single or limited number of products, processes or services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry.

  THE ABILITY OF OUR STOCKHOLDERS TO EXERCISE THEIR REDEMPTION RIGHTS MAY NOT ALLOW US TO EFFECTUATE THE MOST VALUABLE BUSINESS COMBINATION OR OPTIMIZE OUR CAPITAL STRUCTURE.

     At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder's shares of common stock redeemed for cash if the stockholder votes against the business combination and the business combination is approved and completed. Such holder must both vote against such business combination and then exercise his, her or its redemption rights to receive a pro rata portion of the trust fund. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such redemption rights, we may either need to reserve part of the trust fund for possible payment upon such redemption, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their redemption rights than we expected. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

  BECAUSE OF OUR LIMITED FINANCIAL RESOURCES AND COMPETITION FOR BUSINESS COMBINATION OPPORTUNITIES, WE MAY NOT BE ABLE TO CONSUMMATE AN ATTRACTIVE BUSINESS COMBINATION.

     We expect to encounter intense competition from other entities having a business objective similar to ours, including other similar blank check companies, leveraged buyout funds and automotive operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors may possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. In addition, we may not have enough cash available from funds outside of the trust account to make deposits or fund a "no-shop" provision in connection with a particular business combination which may cause us to be at a competitive disadvantage in pursuing the acquisition of target businesses. Further, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

  WE MAY BE UNABLE TO OBTAIN ADDITIONAL FINANCING, IF REQUIRED, TO COMPLETE A BUSINESS COMBINATION OR TO FUND THE OPERATIONS AND GROWTH OF THE TARGET BUSINESS, WHICH COULD COMPEL US TO RESTRUCTURE OR ABANDON A PARTICULAR BUSINESS COMBINATION.

     Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, inasmuch as we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of a target business, or because we become obligated to redeem for cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. It is also possible that we could use a portion of such excess working capital to make a deposit, a down payment, a lock-up payment or fund a "no-shop" provision with respect to a particular proposed business combination, although we do not have any current intention to do so. If we did, the amount that would be used as a down payment or lock-up payment would be determined based on the terms of the specific business combination and the amount of our available funds at the time. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding another suitable business combination without securing additional financing. Thus, if we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

  OUR EXISTING STOCKHOLDERS, INCLUDING OUR OFFICERS AND DIRECTORS, CONTROL A SUBSTANTIAL INTEREST IN US AND THUS MAY INFLUENCE CERTAIN ACTIONS REQUIRING A STOCKHOLDER VOTE.

     Upon consummation of our offering, our existing stockholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding shares of common stock (assuming they do not purchase units in this offering). None of our existing stockholders, officers and directors has indicated to us that he intends to purchase our securities in the offering. Any shares of common stock acquired by existing stockholders in the aftermarket will be considered part of the holding of the public stockholders and will have the same rights as other public stockholders, including voting and redemption rights with respect to a potential business combination. However, they have agreed to vote such shares of common stock in accordance with the majority of the shares of common stock voted by the public stockholders.

     Because of management's agreement with Rodman & Renshaw to make open market purchases of the warrants commencing on the later of the date that the securities comprising the units begin separate trading or sixty days following the consummation of this offering, our existing stockholders may obtain an even larger ownership block of our common stock upon exercise of the warrants which could permit them to effectively influence the outcome of all matters requiring approval by our stockholders at such time, including the election of directors and approval of significant corporate transactions, following the consummation of our initial business combination.

     Our board of directors is divided into three classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our "staggered" board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination. In addition, our existing stockholders and their affiliates and relatives are not prohibited from purchasing units in this offering or shares in the aftermarket. If they do, we cannot assure you that our existing stockholders will not have considerable influence upon the vote in connection with a business combination.


  OUR EXISTING STOCKHOLDERS PAID AN AGGREGATE OF $25,000, OR APPROXIMATELY $0.023 PER SHARE, FOR THEIR SHARES AND, ACCORDINGLY, YOU WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION FROM THE PURCHASE OF OUR COMMON STOCK.


     The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 30.1% or $2.41 per share (the difference between the pro forma net tangible book value per share of $5.59, and the initial offering price of $8.00 per unit).

  OUR OUTSTANDING WARRANTS AND OPTION MAY HAVE AN ADVERSE EFFECT ON THE MARKET PRICE OF COMMON STOCK AND MAKE IT MORE DIFFICULT TO EFFECT A BUSINESS COMBINATION.


     In connection with this offering, as part of the units, we will be issuing warrants to purchase 4,375,000 shares of common stock. We will also issue an option to purchase 350,000 units to the representative of the underwriters which, if exercised, will result in the issuance of an additional 350,000 warrants. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants and options could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and option may make it more difficult to effectuate a business combination or increase the cost of the target business.

     Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and option could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants and option are exercised, you may experience dilution to your holdings. The significant price difference between the price of the initial offering and the exercise price of the warrants would create downward pressure on the share price when the warrants become exercisable.

  IF OUR EXISTING STOCKHOLDERS EXERCISE THEIR REGISTRATION RIGHTS, IT MAY REDUCE THE MARKET PRICE OF OUR COMMON STOCK AND THE EXISTENCE OF THESE RIGHTS MAY MAKE IT MORE DIFFICULT TO EFFECT A BUSINESS COMBINATION.


     Our existing stockholders are entitled to make a demand that we register the resale of their shares of common stock at any time commencing three months prior to the date on which their shares are released from escrow. We will bear the costs and expenses incurred in connection with any such registration. If our existing stockholders exercise their registration rights with respect to all of their shares of common stock, then there will be an additional 1,094,000 shares of common stock eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.



  THE DETERMINATION OF THE PRICING OF THE UNITS AND THE SHARES OF COMMON STOCK INCLUDED AS PART OF THE UNITS IS ARBITRARY RELATIVE TO THAT OF OPERATING COMPANIES.



     The determination of the pricing of the units and the shares of common stock included as part of the units is arbitrary relative to that of operating companies. Unlike the pricing of securities of operating companies, a blank check company has no operating history, no historical financial revenues and no trading history on which to base the price at which its securities will be sold to the public. The determination of the pricing of the units and the shares of common stock included as part of the units is based solely on the pricing of securities in other similar blank check offerings.


  WE INTEND TO HAVE OUR SECURITIES QUOTED ON THE OTC BULLETIN BOARD, WHICH WILL LIMIT THE LIQUIDITY AND PRICE OF OUR SECURITIES MORE THAN IF OUR SECURITIES WERE QUOTED OR LISTED ON THE NASDAQ STOCK MARKET OR A NATIONAL EXCHANGE.

     Our securities will be quoted in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, an NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included on The Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange. We cannot assure you, however, that such securities will be approved for quotation or continue to be authorized for quotation by the OTC Bulletin Board or any other market in the future.

  IF WE ARE DEEMED TO BE AN INVESTMENT COMPANY, WE MAY BE REQUIRED TO INSTITUTE BURDENSOME COMPLIANCE REQUIREMENTS AND OUR ACTIVITIES MAY BE RESTRICTED, WHICH MAY MAKE IT DIFFICULT FOR US TO COMPLETE A BUSINESS COMBINATION.

     If we are deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

     - restrictions on the nature of our investments; and

     - restrictions on the issuance of securities.

     In addition, we may have imposed upon us burdensome requirements, including:

     - registration as an investment company;

     - adoption of a specific form of corporate structure; and

     - reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trust agent in Treasury Bills issued by the United States with maturity dates of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to that act, compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

  OUR DIRECTORS MAY NOT BE CONSIDERED "INDEPENDENT" UNDER THE POLICIES OF THE NORTH AMERICAN SECURITIES ADMINISTRATORS ASSOCIATION, INC.

     Although each of our directors owns shares of our common stock, no salary or other compensation will be paid to our directors for services rendered by them on our behalf prior to or in connection with a business combination. Accordingly, we believe our non-executive directors would be considered "independent" as that term is commonly used. However, under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because each of our directors own shares of our securities and may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, state securities administrators could take the position that all of such individuals are not "independent." If this were the case, they would take the position that we would not have the benefit of any independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be "independent," we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations.

  BECAUSE OUR INITIAL STOCKHOLDERS' INITIAL EQUITY INVESTMENT WAS ONLY $25,000, OUR OFFERING MAY BE DISALLOWED BY STATE ADMINISTRATORS THAT FOLLOW THE NORTH AMERICAN SECURITIES ADMINISTRATORS ASSOCIATION, INC. STATEMENT OF POLICY ON DEVELOPMENT STAGE COMPANIES.

     Pursuant to the Statement of Policy Regarding Promoter's Equity Investment promulgated by The North American Securities Administrators Association, Inc., any state administrator may disallow an offering of a development stage company if the initial equity investment by a company's promoters does not equal a certain percentage of the aggregate public offering price. Our promoters' initial investment of $25,000 is less than the required $985,000 minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy. Additionally, the initial equity investment made by the initial stockholders may not adequately protect investors.


RISKS ASSOCIATED WITH ACQUIRING AND OPERATING A TARGET BUSINESS IN THE PRC, INDIA AND/OR ASEAN

  IF THE PRC DOES NOT CONTINUE TO IMPLEMENT ITS COMMITMENTS TO THE WORLD TRADE ORGANIZATION (WTO) OR DEEMPHASIZES ITS AUTOMOTIVE SECTOR AS A "PILLAR INDUSTRY" SALES OPPORTUNITIES FOR OUR BUSINESS COMBINATION WOULD DECLINE.

     Since China's entry into the WTO, there continues to be tremendous business opportunities for both foreign and domestic companies in the automobile industry. China will reduce its tariff on complete automobiles to an average rate of 25%, and the import tariff on auto parts to an average rate of 10%. All reductions are anticipated to be completed by January 1, 2006. However, to date, the PRC has not fully complied with all of its WTO commitments to fully open its markets to American and European automotive components and vehicles in order to ease the current trade imbalance between the trade regions. If actions are not taken to rectify these problems, trade relations may be strained and this may reduce the growth of China's economy caused by tariffs on components exported from China to the U.S. and European markets reducing the competitiveness of target companies located in China and resulting in a potential lower demand for autos and auto parts.

     Additionally, the PRC government has emphasized the development of its auto industry as one of two pillar industries -- the other being housing -- in an effort to stimulate domestic consumption. The government is striving to establish its own automotive industry with the intent to export Chinese designed and manufactured vehicles to the North American and European markets. A key requirement is to develop its own supplier infrastructure thereby reducing the dependence on foreign intellectual property. Given the history of the PRC to shift priorities, the PRC could deemphasize the importance of the automotive industry as a "pillar industry", which could have a material adverse effect on our business and operations.

  IF INDIA REVERSES ITS CURRENT ECONOMIC EXPANSION POLICIES, SUCH A CHANGE WOULD REDUCE THE GROWTH RATE OF ITS AUTOMOTIVE RETAIL MARKET.

     Since 2002, India has embarked upon government policies fostering the continued expansion of its automotive industry by promoting an integrated, phased, and self-sustained growth of the Indian market. Its stated goal is to double the contribution of the automotive industry to the overall India economy by 2010. These policies have been instrumental in dramatically expanding growth in vehicle production and corresponding component sales. While the government's policies on improving its domestic road infrastructure, providing weighted tax reductions for in-house R&D, harmonizing industry standards and introducing global safety and environmental regulations have contributed to this growth, there is no guarantee that future government administrations will continue these policies.

  IF THE JAPANESE ORIGINAL EQUIPMENT MANUFACTURERS (OEMS) VEHICLE PRODUCTION PLANS DECLINE, OPPORTUNITIES FOR ASEAN COMPONENT SALES WOULD BE REDUCED.

     Thailand's vision includes becoming a major market for light vehicles, the primary export base for global OEMs' pickup trucks, and establishing a globally competitive supplier industry. These policies have been developed independently and in concert with the ASEAN Free Trade Agreement (AFTA). While approximately 90% of vehicles produced and/or exported from ASEAN are Japanese designs, any material change by the Japanese to their capacity plans would impact our business operations in this region.

  IF RELATIONS BETWEEN THE UNITED STATES (INCLUDING JAPAN) AND THE PRC DETERIORATE, IT COULD REDUCE THE OPPORTUNITIES FOR EXPORT SALES.

     The relationship between the United States and the PRC is subject to sudden fluctuation and periodic tension while that of Japan and the PRC has become acrimonious over the last six months. The United States may impose new short-term quotas, which may be extended for several years, if China fails to reduce its exports of certain goods such as clothing and furniture. Such import quotas may adversely affect political relations between the two countries and result in retaliatory countermeasures by the PRC in industries that may affect our ultimate target business. Relations may also be compromised if the U.S. becomes a more vocal advocate of Taiwan.

     Relations between the PRC and Japan have deteriorated recently due to friction over territorial rights governing the exploration of oil and Japan's support for Taiwan. Further friction regarding Japan, China and World War II has also surfaced. Changes in political conditions in the PRC and changes in the state of Chinese-U.S. and Chinese-Japanese relations are difficult to predict and could adversely affect our operations especially as they relate to business with Japanese automotive customers.

  IF THE PRC IMPOSES RESTRICTIONS TO REDUCE INFLATION, FUTURE ECONOMIC GROWTH IN THE PRC COULD REDUCE THE OVERALL GROWTH RATE OF THE AUTOMOTIVE RETAIL MARKET.

     While the economy of the PRC has experienced rapid growth, this growth has been uneven among various sectors of the economy and in different geographical areas of the country. If prices for the products of our ultimate target business rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability. In order to control inflation in the past, the PRC has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. If similar restrictions are imposed, it may lead to a slowing of economic growth and reduce credit to finance the purchase of vehicles.

  THE CONTINUED APPRECIATION OF CURRENCIES USED IN CHINA, INDIA AND ASEAN COULD REDUCE OPPORTUNITIES FOR EXPORT SALES.

     Because our initial objective is to acquire a business having its primary operating facilities located in the China, India and ASEAN, and because substantially all revenues and income would initially be received in a foreign currency such as Chinese Renminbi, India Rupee or Thai Baht (Currencies) the dollar equivalent of our net assets and distributions would be adversely affected by reductions in the value of the currencies. The Chinese Renminbi exchange rate has appreciated 2% since July while the Thai Baht and India Rupee have both appreciated 7%-9% over the last five years. While this continued appreciation versus the dollar have not materially affected component exports, there is no guarantee that a material change to exports will not result long term.

  IF THE UNITED STATES IMPOSES TRADE SANCTIONS ON THE PRC DUE TO ITS CURRENT CURRENCY POLICIES, OUR TARGET BUSINESS' ABILITY TO SUCCEED IN THE INTERNATIONAL MARKETS MAY BE DIMINISHED.

     The PRC currently "pegs" its currency to a "basket" of foreign currencies. This means that each day the Central Bank of China will analyze the change in the value of the basket of foreign currencies from the day before and will then determine whether the Chinese currency will be changed. This policy is currently under review by policy makers in the United States. Trade groups in the United States have blamed the cheap value of the Chinese currency for causing job losses in American factories, giving exporters an unfair advantage and making its imports expensive.

  BECAUSE ANY TARGET BUSINESS THAT WE ATTEMPT TO COMPLETE A BUSINESS COMBINATION WITH WILL BE REQUIRED TO PROVIDE OUR STOCKHOLDERS WITH FINANCIAL STATEMENTS PREPARED IN ACCORDANCE WITH AND RECONCILED TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, PROSPECTIVE TARGET BUSINESSES MAY BE LIMITED.

     In accordance with requirements of United States Federal securities laws, in order to seek stockholder approval of a business combination, a proposed target business will be required to have certain financial statements which are prepared in accordance with, or which can be reconciled to, U.S. generally accepted accounting principles and audited in accordance with U.S. generally accepted auditing standards. To the extent that a proposed target business does not have financial statements which have been prepared with, or which can be reconciled to, U.S. GAAP, and audited in accordance with U.S. GAAS, we will not be able to acquire that proposed target business. These financial statements may limit the pool of potential target businesses which we may acquire.


  IF TOP MANAGEMENT OF THE TARGET FIRM IN THE PRC EXPERIENCES HIGHER THAN NORMAL TURNOVER, THE PERFORMANCE OF DAY-TO-DAY OPERATIONS OF A TARGET BUSINESS COULD DECLINE.



     Industry and internal estimates covering approximately 600 foreign funded joint ventures in the PRC between 1995-2003 indicated a management turnover between 12%-20%. This turnover is higher than comparable industries outside of China and is driven by an insufficient supply of qualified executive management. Existing management team members may be attracted to higher compensation packages as a result of this insufficient supply and leave the target company. The loss of talent could affect the day-to-day operations until suitable management is recruited and hired.


  IF THE PRC CHANGES ITS MOST RECENT MERGER AND ACQUISITION REGULATIONS AND/OR INDIA MAKES CHANGES TO ITS FOREIGN INVESTMENT PROMOTION BOARD (FIPB) RULES, THE TIMING AND VALUATION OF ASSETS ASSOCIATED WITH A BUSINESS COMBINATION MAY BE INCREASED.

     The use of merger and acquisition transactions to gain immediate market access is becoming more common in the PRC. If a target firm is identified in the PRC, we anticipate utilizing an indirect equity acquisition method to acquire control by purchasing equity in a foreign investment enterprise (FIE) limited by shares. Typically, PRC government approvals are not required for such acquisitions since the FIE's registered equity holder does not change. This form of transaction will also not trigger the statutory pre-emptive rights of the other investors. Although we do not anticipate that an asset valuation conducted by a company sanctioned by the PRC is required for this transaction any changes to these current rules, making it more difficult to effect an acquisition, would adversely impact the business combination.

     Effecting a majority acquisition in India requires the approval of its FIPB. Although an independent asset valuation currently is not required by the Indian government any changes to its existing regulations could adversely impact the timing of the business combination.

  IF RELATIONS BETWEEN INDIA AND PAKISTAN DETERIORATE, IT COULD REDUCE EXPORT OPPORTUNITIES FOR OUR BUSINESS OPERATIONS FOLLOWING A BUSINESS COMBINATION.

     The relationship between India and Pakistan while showing overall improvement recently is subject to periodic tension. Although bi-lateral discussions regarding the disputed region of Kashmir are ongoing and commercial negotiations regarding a trans-pipeline are positive signs, changes to these relationships could lead to a drop in trade between India and its Asian partners. Any detrimental change to this relationship could impact the entire Asian region.

  IF THE ASSOCIATION OF SOUTHEAST NATIONS (ASEAN) IMPOSES RESTRICTIONS TO REDUCE TRADE, FUTURE ECONOMIC GROWTH IN THIS REGION COULD BE CURTAILED.

     While the ASEAN countries could, in theory, offer a unified market of more than 1 million cars and trucks a year as well as a valuable export base to vie with China and India, much depends on free trade agreements, tax structures and the strategies of the OEMs. The ASEAN Free Trade Area provides an easier intra-regional trade within a market of more than 500 million consumers yet the introduction of general, temporary exclusion or sensitive product limits may reduce the business opportunities for suppliers.

  WE MAY NOT BE ABLE TO ENFORCE OUR RIGHTS WITHIN THE PRC, INDIA AND ELSEWHERE.

     The laws within PRC, India and ASEAN will govern all of our target business' material agreements. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available outside of the target regions.

     The system of laws and the enforcement of existing laws in the PRC may not be as certain in implementation and interpretation as in the United States. The Chinese judiciary is relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. The inability to enforce or obtain a remedy under any of our future agreements may have a material adverse impact on our operations.

     The main sources of law in India and ASEAN are its respective constitutions. The statutes are enacted by their Parliaments, state legislatures and union territory legislatures.


  SINCE SOME OF OUR DIRECTORS AND OFFICERS LIVE OUTSIDE OF THE UNITED STATES AND SUBSTANTIALLY ALL OF OUR ASSETS WILL BE LOCATED OUTSIDE THE UNITED STATES, INVESTORS MAY NOT BE ABLE TO ENFORCE FEDERAL SECURITIES LAWS OR THEIR OTHER LEGAL RIGHTS.


     Some of our directors and officers reside outside of the United States and, after the consummation of a business combination; substantially all of our assets will be located outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

  IF VARIOUS CULTURAL AND MANAGERIAL DIFFERENCES INHERENT IN THE TARGET REGIONS ARE NOT ASSIMILATED INTO OUR COMPANY, THE OVERALL PERFORMANCE OF THE BUSINESS MAY BE REDUCED.

     While pan-Asian mergers and acquisitions are increasing in frequency, assimilating cultural and managerial differences are still problematic. Additionally friction may result with the consolidation of management teams from the United States and Europe. We anticipate utilizing the experience of Asia Development Capital LLC and our advisors' broad Asian cultural background and automotive managerial experience to help bridge anticipated differences.

  IF WE DETERMINE TO CHANGE DOMICILES IN CONNECTION WITH A BUSINESS COMBINATION, THE NEW JURISDICTION'S LAWS WILL LIKELY GOVERN ALL OF OUR MATERIAL AGREEMENTS AND WE MAY NOT BE ABLE TO ENFORCE OUR LEGAL RIGHTS.

     In connection with a business combination, we may determine to relocate the home jurisdiction of our business from Delaware to a jurisdiction outside of the United States. If we determine to do this, the new jurisdiction's corporate law will control our corporate governance requirements and will determine the rights of our stockholders. The new jurisdiction's corporate law may provide less protection to our stockholders than is afforded by Delaware law. In addition, upon reincorporation, we may become a "foreign private issuer" for purposes of United States securities laws, which means that we may be subject to less stringent reporting requirements and that some provisions of the United States securities laws (such as the proxy rules and the short-swing trading rules) would not apply to us. In addition, if we were to relocate to a foreign jurisdiction, whether or not we reincorporate outside the United States, the new jurisdiction's laws will likely govern all of our material agreements. We cannot assure you that the system of laws and the enforcement of existing laws in such jurisdiction would be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements in a new jurisdiction could result in a significant loss of business, business opportunities or capital. Any such reincorporation will likely subject us to foreign regulation, including foreign taxation.

                                USE OF PROCEEDS

     We estimate that the net proceeds of this offering will be as set forth in the following table:


                                                         WITHOUT OVER-      OVER-ALLOTMENT
                                                        ALLOTMENT OPTION   OPTION EXERCISED
                                                        ----------------   ----------------
Gross proceeds........................................   $   35,000,000      $40,250,000
Offering expenses
  Underwriting discount (5.00% of gross proceeds
     additional underwriters compensation)(1).........   $    1,750,000      $ 1,750,000
  Legal fees and expenses (including blue sky services
     and expenses)....................................   $      290,000      $   290,000
  Miscellaneous expenses..............................   $       32,000      $    32,000
  Printing and engraving expenses.....................   $       33,000      $    33,000
  Accounting fees and expenses........................   $       49,000      $    49,000
  SEC registration fee................................   $       15,000      $    15,000
  NASD filing fee.....................................   $       10,000      $    10,000
  Trustees fees.......................................   $       13,000      $    13,000
Net proceeds
  Held in trust for our benefit.......................   $   30,978,000      $36,070,500
  Held in trust for others............................   $    1,050,000      $ 1,207,500
  Not held in trust...................................   $      780,000      $   780,000
                                                         --------------      -----------
     Total net proceeds...............................   $   32,808,000      $38,058,000
                                                         ==============      ===========
Use of net proceeds not held in trust.................   $      780,000      $   780,000
Legal, accounting and other expenses attendant to the
  due diligence investigations, structuring and
  negotiation of a business combination...............   $      400,000      $   400,000
Payment of administrative fee to Asia Development
  Capital LLC ($7,500 per month for 24 months)........   $      180,000      $   180,000
Legal and accounting fees relating to SEC reporting
  Obligations including preparation and filing of
  proxy statement relating to a business
  combination.........................................   $       40,000      $    40,000
Payment of outstanding loans plus interest from
  management..........................................   $       26,000      $    26,000
Working capital to cover miscellaneous expenses
  (including finder's fees, consulting fees or other
  similar compensation.(2)............................   $      134,000      $   134,000
                                                         --------------      -----------
     Total............................................   $      780,000      $   780,000
                                                         ==============      ===========



     (1) The underwriters have agreed to defer additional underwriting fees in an amount equal to 3% of the gross proceeds of this offering, or $0.24 per unit ($1,050,000 in total, or $1,207,500 if the over-allotment option is exercised), until the consummation of a business combination. Upon the consummation of a business combination, we will pay such additional fees out of the proceeds of this offering held in trust.



     (2) Any down payment or lock-up payment would be limited to the amount allocated to excess working capital. Any use of funds on a down payment or lock-up payment could increase the chance that management or existing stockholders would incur additional out-of-pocket expenses.



     $32,028,000, or $37,278,000 if the underwriters' over-allotment option is exercised in full, of net proceeds will be placed in a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. The proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination. Excess working capital will be sufficient to cover miscellaneous expenses based upon our extensive experience of doing business in Asia. This experience includes management team member's affiliation with General Motors from 1993 to 2001. During that period, General Motors embarked upon a program to establish component operations in China, India and the ASEAN Region. Management was responsible for researching, locating and negotiating joint ventures and wholly owned subsidiaries to establish those operations. As a result of that activity, management gained an insight into the size, scope and capabilities of supplier companies in the region. All those companies researched were of comparable size to 80% of our future net assets.



     The underwriters have agreed to defer additional underwriting fees in an amount equal to 3% of the gross proceeds of this offering, or $0.24% per unit ($1,050,000 in total, or $1,207,500 if the over-allotment option is exercised), until the consummation of a business combination. Upon the consummation of a business combination, we will pay such additional fees out of the proceeds of this offering held in trust.


     The payment to Asia Development Capital LLC, an affiliate of William R. Herren, the chairman of our board of directors, Rudy Wilson, our chief executive officer and a member of our board of directors, Vinit Bansal, our president of India operations and a member of our board of directors and Chun Yi Hao, our president of China operations and a member of our board of directors, of a monthly fee of $7,500 is for general and administrative services, office space, and utilities in our offices located in Birmingham, Michigan, Beijing, China, Hong Kong, Bangkok and Delhi, India. This arrangement is being agreed to by Asia Development Capital LLC for our benefit and is not intended to provide Messrs. Herren, Wilson, Bansal and Hao compensation in lieu of a salary. We believe, based on rents and fees for similar services in these locations, that the fee charged by Asia Development Capital LLC is at least as favorable as we could have obtained from an unaffiliated person. Upon completion of a business combination or the distribution of the trust account to our public stockholders, we will no longer be required to pay this monthly fee.


     Regardless of whether the underwriters exercise their over-allotment option in full, the net proceeds available to us out of trust for our search for a business combination will be approximately $780,000. We intend to use the excess working capital (approximately $134,000) for director and officer liability insurance premiums (approximately $70,000) $180,000 for payment of administrative fee to Asia Development Capital LLC, $10,000 for SEC Reporting, with the balance of $466,000 being held for due diligence, legal, accounting and other expenses of structuring and negotiating business combinations, as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described below. We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors and may include engaging market research firms and/or third party consultants. Our officers and directors will not receive any compensation for their due diligence of prospective target businesses, but would be reimbursed for any out-of-pocket expenses (such as travel expenses) incurred in connection with such due diligence activities. We believe that the excess working capital will be sufficient to cover the foregoing expenses and reimbursement costs.


     It is also possible that we could use a portion of such excess working capital to pay finder's fees, consulting fees or other similar compensation, make a deposit, a down payment, a lock-up payment or fund a "no-shop" provision with respect to a particular proposed business combination, although we do not have any current intention to do so. If we did, the amount that would be used as a down payment or lock-up payment would be determined based on the terms of the specific business combination and the amount of our available funds at the time. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding another suitable business combination without securing additional financing. Thus, if we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate.

     To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business.


     Each of William Herren, Rudy Wilson, Vinit Bansal, Chun Hao and Asia Development Capital LLC have advanced to us $5,000 which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, NASD filing fee and legal and audit fees and expenses. The loans will be payable on the earlier of March 31, 2006 or the consummation of this offering and will bear interest at the rate of 4.0% per annum. The loans will be repaid out of the proceeds of this offering not being placed in trust.


     The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in United States "government securities," defined as any Treasury Bills issued by the United States having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 so that we are not deemed to be an investment company under the Investment Company Act. The interest income derived from investment of these net proceeds during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

     We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

     Commencing on the effective date of this prospectus through the consummation of the acquisition of the target business we will pay Asia Development Capital LLC the fee described above. A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of our liquidation or if that public stockholder were to seek to redeem such shares for cash in connection with a business combination which the public stockholder voted against and which we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

                                    DILUTION

     The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be redeemed for cash), by the number of outstanding shares of our common stock.


     At November 30, 2005, our net tangible book value was a deficiency of $(213,015), or approximately $(0.19) per share of common stock. After giving effect to the sale of 4,375,000 shares of common stock included in the units, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at November 30, 2005 would have been $26,402,483 or $5.75 per share, representing an immediate increase in net tangible book value of $5.94 per share to the existing stockholders and an immediate dilution of $2.25 per share or 28.1% to new investors not exercising their redemption rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $6,192,500 less than it otherwise would have been because if we effect a business combination, the redemption rights to the public stockholders may result in the redemption for cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share redemption price equal to the amount in the trust account as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering.



     In addition, if we consummate a business combination, we are obligated to pay the underwriters an additional fee equal to 3% of the gross proceeds of this offering, or $0.24 per unit ($1,050,000 in total, or $1,207,500 if the over-allotment option is exercised), out of the proceeds of this offering held in trust.

     The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:


Public offering price.......................................  $ 8.00
  Net tangible book value before this offering..............  $(0.19)
  Increase attributable to new investors....................  $ 5.94
Pro forma net tangible book value after this offering.......  $ 5.75
                                                              ------
Dilution to new investors...................................  $ 2.25
                                                              ======


     The following table sets forth information with respect to our existing stockholders and the new investors:


                                    SHARES PURCHASED        TOTAL CONSIDERATION      AVERAGE
                                 ----------------------   -----------------------   PRICE PER
                                  NUMBER     PERCENTAGE     AMOUNT     PERCENTAGE     SHARE
                                 ---------   ----------   ----------   ----------   ---------
Existing stockholders..........  1,094,000        20          25,000        0.1      $ .023
New investors..................  4,375,000        80      35,000,000       99.9      $8.000
                                 ---------     -----      ----------     ------
                                               100.0%     35,025,000     100.00%
                                               =====                     ======


     The pro forma net tangible book value after the offering is calculated as follows:


Numerator:
Net tangible book value before this offering................  $  (213,015)
Proceeds from this offering.................................  $32,808,000
Offering costs accrued in advance and excluded from net
  tangible book value before this offering..................            0
Less: Proceeds held in trust subject to redemption for cash
  ($30,978,000 X 19.99%)....................................   (6,192,502)
                                                              -----------
                                                              $26,402,483
                                                              ===========
Denominator:
Shares of common stock outstanding prior to this offering...    1,094,000
Shares of common stock included in the units offered........    4,375,000
Less: Shares subject to redemption (4,375,000 X 19.99%).....     (874,563)
                                                              -----------
                                                                4,594,437

                                 CAPITALIZATION


     The following table sets forth our capitalization at November 30, 2005 and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units:



                                                                NOVEMBER 30, 2005
                                                              ----------------------
                                                               ACTUAL    AS ADJUSTED
                                                              --------   -----------
Notes Payable to stockholders...............................  $ 25,000   $        --
                                                              --------   -----------
Total debt..................................................  $ 25,000   $        --
                                                              ========   ===========
Common stock, $.001 par value, -0- and 874,563 shares which
  are subject to possible redemption, shares at redemption
  value.....................................................  $     --   $ 6,192,502
                                                              ========   ===========
Stockholders' equity:
  Preferred stock, $.001 par value, 1,000,000 shares
     authorized; none issued or outstanding.................        --            --
                                                              ========   ===========
  Common stock, $.001 par value, 39,000,000 shares
     authorized; 1,094,000 shares issued and outstanding;
     4,594,437 shares issued and outstanding (excluding
     874,563 shares subject to possible redemption), as
     adjusted...............................................     1,094         4,594
  Additional paid-in capital................................    23,906    26,635,094
  Deficit accumulated during the development stage..........    (5,105)       (5,105)
                                                              --------   -----------
     Total stockholders' equity:                                19,895    26,635,393
                                                              ========   ===========
     Total capitalization...................................  $ 44,895   $32,827,895
                                                              ========   ===========


     If we consummate a business combination, the redemption rights afforded to our public stockholders may result in the redemption for cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share redemption price equal to the amount in the trust account, inclusive of any interest thereon, as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     We were formed on June 20, 2005 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with one or more automotive component supplier operating businesses that has their primary operating facilities located in our target regions of China, India or ASEAN. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

     - may significantly reduce the equity interest of our stockholders;

     - may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

     - will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

     - may adversely affect prevailing market prices for our common stock.

     Similarly, if we issue debt securities, it could result in:

     - default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

     - acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

     - our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

     - our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

     We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.


     We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $442,000, underwriting discounts of approximately $1,750,000, will be approximately $32,808,000, or $38,058,000 if the underwriters' over-allotment option is exercised in full. Of this amount, $32,028,000 or $37,278,000 if the underwriters' over-allotment option is exercised in full, will be held in trust and the remaining $780,000 in either event will not be held in trust. We intend to use substantially all of the net proceeds of this offering to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business. We believe that, upon consummation of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate that we will incur approximately $400,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, $180,000 for the administrative fee payable to Asia Development Capital LLC ($7,500 per month for two years), $40,000 of expenses in legal and accounting fees relating to our SEC reporting obligations, $26,000 for repayment of loans, and $134,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $70,000 for director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. The basis for this belief is several of the management team member's affiliation with General Motors from 1993 to 2001. During that period, General Motors embarked upon a program to establish component operations in China, India and the ASEAN Region. Management was responsible for researching, locating and negotiating joint ventures and wholly owned subsidiaries to establish these operations. As a result of that activity, management gained an insight into the size, scope and capabilities of supplier companies in the region. All those companies researched were of comparable size to 80% of our future net assets. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. We would only consummate such a financing simultaneously with the consummation of a business combination.



     We are obligated, commencing on the effective date of this prospectus, to pay to Asia Development Capital LLC, an affiliate of Messrs. Herren, Wilson, Bansal and Hao, a monthly fee of $7,500 for general and administrative services, including office space and utilities. In addition, on July 11, 2005, each of William Herren, Rudy Wilson, Vinit Bansal, Chun Hao and Asia Development Capital LLC advanced $5,000 to us, at an interest rate of 4.0% per annum, for payment of offering expenses on our behalf. The loans will be payable on the earlier of March 31, 2006 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in trust.



     We have also agreed to sell Rodman & Renshaw, LLC, for $100, as additional compensation, an option to purchase up to a total of 350,000 units at a per-unit price of $10.00. The units issuable upon exercise of this option are also identical to those offered by the proposed offering except that the warrants included in the option have an exercise price of $6.65 (133% of the exercise price of the warrants included in the units sold in the offering.) We will pay the underwriters in the Proposed Offering an underwriting discount of 5% of the gross proceeds of this Offering.



     The sale of the option will be accounted for as an equity transaction. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. We have determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $3.03 per unit, or $968,717 total, using an expected life of five years, volatility of 45.47% and a risk-free interest rate of 3.77%.



     The volatility calculation of 45.47% is based on the 365-day average volatility of a representative sample of ten (10) companies with market capitalizations under $500 million that management believes to be engaged in the business of auto component parts. Because we do not have a trading history, we needed to estimate the potential volatility of our common stock price, which will depend on a number of factors which cannot be ascertained at this time. We referred to the 365-day average volatility of the sample companies because management believes that the average volatility of such companies is a reasonable benchmark to use in estimating the expected volatility of our common stock post-business combination. Although an expected life of four years was taken into account for purposes of assigning a fair value to the option, if we do not consummate a business combination within the prescribed time period and liquidate, the option would become worthless.

                               PROPOSED BUSINESS

INTRODUCTION


     We are a Delaware blank check company incorporated on June 20, 2005 in order to serve as a vehicle for the acquisition of an operating business. Our objective is to acquire an operating business within the global automotive component industry that has its primary operating facilities located in our target regions of China, India or ASEAN. Opportunities for market expansion have emerged for businesses with operations in the target regions due to certain changes in its political, economic and social policies as well as certain fundamental changes affecting the PRC and its neighboring countries. Based upon independent forecasts of vehicle production, including Automotive News, Global Insight, Wards Auto; disclosure by many global OEMs and suppliers at various seminars, including the 2004 WWJ China Conference; component supply exhibits in Thailand and China; and an internal assessment of this independent data, we believe that target regions represent both a favorable environment for making acquisitions and an attractive operating environment for a target business for several reasons, including:


     - Increase in Vehicle production: Vehicle production in Asia will increase five fold by 2011 and begin to approach the levels of the North American and European markets;

     - Export Sales Through Resourcing: OEMs will continue to increase sourcing from low cost suppliers from $2.8 billion in 2004 to over $10 billion by 2011;

     - Prolonged Economic Expansion: Within the target regions, gross domestic product (GDP) has averaged over 8% over the last 10 years and is forecasted to grow by 6.5% from 2005-2011;

     - Low Cost and High Quality Operating Model: Conformance to international quality certification systems, favorable labor rates and efficient, low-cost manufacturing capabilities.

     We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Our management has broad discretion with respect to the specific application of the net proceeds of this offering and, as a result, this offering can be characterized as a blank check offering. Our objective is to acquire one or more automotive component supplier operating businesses that have their primary operating facilities located in China, India and/or ASEAN. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

EFFECTING A BUSINESS COMBINATION

  GENERAL

     We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws.

     We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidate) with respect to a possible acquisition transaction with our company. We have not taken any direct or indirect measures to locate a target business and no other companies have contacted us. While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business whose fair market value is at least equal to 80% of our net assets (all of our assets, including the funds held in the trust account, less our liabilities) at the time of such acquisition.


  WE HAVE NOT IDENTIFIED A TARGET BUSINESS

     To date, we have not selected any target business on which to concentrate our search for a business combination. Our officers, directors, promoters and other affiliates are not currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. Subject to the limitations that a target business has its primary operating facilities located in the target regions and has a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We plan to focus on small and medium size automotive component supplier firms located in China, India and ASEAN. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

  SOURCES OF TARGET BUSINESSES


     We anticipate that target business candidates will be brought to our attention primarily from Asia Development Capital LLC. Target business candidates may also be brought to our attention through Asia Development Capital's numerous contacts within the automotive industry. We may also attract both solicited and unsolicited proposals for business combinations from various unaffiliated sources, including investment bankers, private equity funds, management buyout funds and other members of the financial community. While we do not presently anticipate engaging the services of unaffiliated firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we pay a finder's fee, consulting fees or other similar compensation to be determined on an arm's length negotiation and on a case by case basis based upon the successful completion of the business combination. Such finder's fees, consulting fees or other similar compensation shall only be paid from the proceeds not held in trust. The finders fee, if applicable, would be negotiated as an "arms length transaction" and the amount based upon acceptable industry practices.


  SELECTION OF A TARGET BUSINESS AND STRUCTURING OF A BUSINESS COMBINATION

     Subject to the requirement that our initial business combination must be with a target business that has a fair market value that is at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses other than as set forth below. In evaluating a prospective target business, our management will consider, among other factors, the following:

     - Small and medium size supplier firms with annual revenues from $25 million-$50 million.

     - financial condition and results of operation;

     - global growth potential in both the Original Equipment and Service Parts markets;

     - experience and skill of management and availability of additional personnel;

     - capital requirements;

     - competitive position versus global competitors;

     - barriers to entry;

     - stage of development of automotive products;

     - degree of current or potential market acceptance of automotive products;

     - proprietary features and degree of intellectual property or other protection of the products, processes or services;

     - regulatory environment of the automotive industry; and

     - costs associated with effecting the business combination.


     These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review. We will also seek to structure the tax aspects of any potential business combination as favorably as possible to our company and our stockholders, although we cannot assure you that we will be able to achieve such result. We will also seek to have all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. If any prospective target business refused to execute such agreement, it is unlikely we would continue negotiations with such target business due to the possibility that such target business would seek to bring a claim against the trust account. Estimates of target company revenues will initially be determined by ascertaining the number of employees and multiplying by industry wide sales/employee calculations. Currently this relationship is approximately $20,000-$40,000 per employee in the target regions. Management estimates that approximately 3,200 companies fall within the relationship range. The basis for this disclosure is management's experience in Asia while associated with General Motors, and research in numerous automotive publications. Management noted while locating and researching companies on behalf of General Motors that companies were relatively more labor intensive than similar companies in North America and Europe as a result of relatively low labor compensation. A comparison indicated an approximate range of $20,000-$40,000 per employee. Management will use as a guide the lower number when seeking labor-intensive targets and the higher number when seeking capital-intensive targets.


     The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

  FAIR MARKET VALUE OF TARGET BUSINESS

     The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition, including any amount held in the trust fund subject to the redemption rights described below although we may acquire a target business whose fair market value significantly exceeds 80% of our net assets. To this end, we may seek to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate such a business combination although we have not entered into any such arrangement and do not currently anticipate effecting such a financing arrangement. However, if we did, such arrangement would only be consummated simultaneously with the consummation of the business combination. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value in cases where the valuation is influenced by competitors bidding for the same assets, upon a request from our stockholders, we will obtain an opinion from an unaffiliated, independent investment banking firm that is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Any opinion will be presented to investors as part of the proxy materials to be filed with the SEC in connection with the business combination.

  LACK OF DIVERSIFICATION

     While we intend to seek to effect business combinations with more than one target business in China, India and ASEAN, our initial business combination must be with a target business which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, initially it is probable that we will have the ability to effect only a single business combination in one geographic region. Accordingly, the prospects for our success may be entirely dependent upon the future performance of businesses in a single region. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple geographic regions or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity in a single region, our lack of diversification may:

     - subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

     - result in our dependency upon the development or market acceptance of a single or limited number of products.

  LIMITED ABILITY TO EVALUATE THE TARGET BUSINESS' MANAGEMENT

     Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business' management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that William
R. Herren, Rudy Wilson, David J. Brophy, Vinit Bansal, Chun Yi Hao, Avinash P. Gandhi, Donald Runkle, Sam A. Hamdan and Somlux Sirikupphokakorn will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate the same as part of any such combination.

     Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

  OPPORTUNITY FOR STOCKHOLDER APPROVAL OF BUSINESS COMBINATION

     Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.


     In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote any shares held by them, including shares owned prior to this offering, shares acquired in this offering and in the aftermarket, in accordance with the majority of shares voted by the public stockholders in connection with the potential business combination. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both exercise their redemption rights and vote against the business combination.

  REDEMPTION RIGHTS


     At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder's shares of common stock redeemed for cash if the stockholder votes against the business combination and the business combination is approved and completed. Our existing stockholders will not have such redemption rights with respect to the shares of common stock owned by them prior to this offering, but will have such rights with respect to shares purchased by them in the offering or aftermarket. The actual per-share redemption price will be equal to the amount in the trust account, inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into any account interest earned on the trust account, the initial per-share redemption price would be $7.08 or $0.92 less than the per-unit offering price of $8.00. An eligible stockholder may request redemption at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. If a stockholder votes against the business combination but fails to properly exercise its redemption rights, such stockholder will not have its shares of common stock redeemed for its pro rata distribution of the trust fund. Any request for redemption, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to redeem their shares who elect redemption will be distributed promptly after completion of a business combination. Public stockholders who redeem their stock for their share of the trust account still have the right to exercise any warrants they still hold. We will not complete any business combination if public stockholders, owning 20% or more of the shares sold in this offering, exercise their redemption rights.


  LIQUIDATION IF NO BUSINESS COMBINATION

     If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months after the consummation of this offering if the extension criteria described below have been satisfied, we will be dissolved and distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to this offering. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of liquidation and dissolution from our remaining assets outside of the trust fund.


     If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $7.32 or $0.68 less than the per-unit offering price of $8.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could be prior to the claims of our public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than $7.32, plus interest, due to claims of creditors. William
R. Herren, Rudy Wilson, Vinit Bansal, Dr. David J. Brophy, Donald Runkle and Chun Yi Hao have severally agreed, pursuant to agreements with us and Rodman & Renshaw, that, if we liquidate prior to the consummation of a business combination, they will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account. We cannot assure you, however, that they would be able to satisfy those obligations.


     If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so within 24 months following the consummation of this offering, we will then liquidate. Upon notice from us, the trustee of the trust account will commence liquidating the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 18-month or 24-month period.

     Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if the stockholders seek to redeem their respective shares for cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

COMPETITION


     In identifying, evaluating and selecting a target business, we may encounter competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors may possess greater technical, human and other resources than us and our financial resources may be relatively limited when contrasted with those of many of these competitors. Based upon our experience in the target regions since 1993, we believe there may be numerous potential target businesses whose fair market value is at least equal to 80% of our net assets, however, our ability to compete in acquiring certain sizable target businesses may be limited by our available financial resources. The basis for this belief is the affiliation of six of the management team members with General Motors from 1993 to 2001. During this time period, General Motors embarked upon a program to establish component operations in China, India and the ASEAN Region. Management was responsible for researching, locating and negotiating joint ventures and wholly owned subsidiaries to establish these operations. As a result of this activity management gained an insight into the size, scope and capabilities of supplier companies in the region. All these companies researched were of comparable size to 80% of our future net assets. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:


     - our obligation to seek stockholder approval of a business combination may delay the completion of a transaction;

     - our obligation to redeem for cash shares of common stock held by our public stockholders to such holders that both vote against the business combination and exercise their redemption rights may reduce the resources available to us for a business combination; and

     - our outstanding warrants and option, and the potential future dilution they represent, may not be viewed favorably by certain target businesses.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity, potential access to the United States public equity markets and access to the resources of Asia Development Capital LLC may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

     If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business in the target regions. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

FACILITIES

     We maintain our principal executive office at the following location:

     - United States executive offices at 401 South Old Woodward, Suite 450, Birmingham, Michigan, 48009;

     We maintain our regional offices at the following locations:

     - Beijing, China regional offices at Cai Zhi Fortune Tower, Room 834, #5 Chang Zhi Road, Haidian District Beijing, China 100089

     - Hong Kong regional office at 1211 Peninsula Tower 538 Castle Peak Road Kowloon, Hong Kong

     - ASEAN Regional office at 46/14 Moo 105th Floor Nation Tower, Bangna Trad Rd. Bangna, Bangna, Bangkok 10260, Thailand.

     - India Regional office at No. 1056, sector 37 Noida, UP, 201301, India;

     - Taiwan regional office at #516, 12F, Da-You Rd, Tao Yun City, Taiwan, ROC

     The cost for these spaces is included in the $7,500 per-month fee Asia Development Capital LLC will charge us for general and administrative services, including office space, and utilities, commencing on the effective date of this prospectus pursuant to a letter agreement between us and Asia Development Capital LLC. We believe, based on rents and fees for similar services in these locations, that the fee charged by Asia Development Capital LLC is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

EMPLOYEES

     We have five executive officers, each of whom is a member of our board of directors. These individuals are obligated to devote substantially their full business time to effecting a business combination. We do not intend to have any full time employees prior to the consummation of a business combination.

PERIODIC REPORTING AND AUDITED FINANCIAL STATEMENTS

     We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

     We will not acquire a target business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for the target business. Additionally, our management will provide stockholders with audited financial statements, prepared in accordance with United States generally accepted accounting principles, of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. The financial statements of a potential target business will be required to be audited in accordance with United States generally accepted accounting standards. To the extent that this requirement cannot be met, we will not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, given the broad range of companies we may consummate a business combination with, we do not believe that the narrowing of the pool will be material.

LEGAL PROCEEDINGS

     To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

COMPARISON TO OFFERINGS OF BLANK CHECK COMPANIES

     The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.


                                   TERMS OF OUR OFFERING       TERMS UNDER A RULE 419 OFFERING
                                   ---------------------       -------------------------------
ESCROW OF OFFERING
PROCEEDS.....................  $32,028,000 of the net          $29,925,000 of the offering
                               offering proceeds will be       proceeds would be required to
                               deposited into a trust          be deposited into either an
                               account at JPMorgan Chase NY    escrow account with an insured
                               Bank maintained by              depositary institution or in a
                               Continental Stock Transfer &    separate bank account
                               Trust Company.                  established by a broker-dealer
                                                               in which the broker-dealer acts
                                                               as trustee for persons having
                                                               the beneficial interests in the
                                                               account.
INVESTMENT OF NET PROCEEDS...  The $32,028,000, of net         Proceeds could be invested only
                               offering proceeds held in       in specified securities such as
                               trust will only be invested     a money market fund meeting
                               in U.S. "government             conditions of the Investment
                               securities," defined as any     Company Act of 1940 or in
                               Treasury Bill issued by the     securities that are direct
                               United States having a          obligations of, or obligations
                               maturity of 180 days or less.   guaranteed as to principal or
                                                               interest by, the United States.
LIMITATION ON FAIR VALUE OR
NET ASSETS OF TARGET
BUSINESS.....................  The initial target business     We would be restricted from
                               that we acquire must have a     acquiring a target business
                               fair market value equal to at   unless the fair value of such
                               least 80% of our net assets     business or net assets to be
                               at the time of such             acquired represent at least 80%
                               acquisition.                    of the maximum offering
                                                               proceeds.

                                   TERMS OF OUR OFFERING       TERMS UNDER A RULE 419 OFFERING
                                   ---------------------       -------------------------------
TRADING OF SECURITIES
ISSUED.......................  The units may commence          No trading of the units or the
                               trading on or promptly after    underlying common stock and
                               the date of this prospectus.    warrants would be permitted
                               The common stock and warrants   until the completion of a
                               comprising the units will       business combination. During
                               begin to trade separately on    this period, the securities
                               the 20th day after the date     would be held in the escrow or
                               of this prospectus unless       trust account.
                               Rodman & Renshaw informs us
                               of its decision to allow
                               earlier separate trading
                               (based upon its assessment of
                               the relative strengths of the
                               securities markets and small
                               capitalization companies in
                               general and the trading
                               pattern of, and demand for,
                               our securities in
                               particular), provided we have
                               filed with the SEC a Current
                               Report on Form 8-K, which
                               includes an audited balance
                               sheet reflecting our receipt
                               of the proceeds of this
                               offering, including any
                               proceeds we receive from the
                               exercise of the
                               over-allotment option, if
                               such option is exercised
                               prior to the filing of the
                               Form 8-K.
EXERCISE OF THE WARRANTS.....  The warrants cannot be          The warrants could be exercised
                               exercised until the later of    prior to the completion of a
                               the completion of a business    business combination, but
                               combination and one year from   securities received and cash
                               the date of this prospectus     paid in connection with the
                               and, accordingly, will be       exercise would be deposited in
                               exercised only after the        the escrow or trust account.
                               trust fund has been
                               terminated and distributed.

                                   TERMS OF OUR OFFERING       TERMS UNDER A RULE 419 OFFERING
                                   ---------------------       -------------------------------
ELECTION TO REMAIN AN
INVESTOR.....................  We will give our stockholders   A prospectus containing
                               the opportunity to vote on      information required by the SEC
                               the business combination. In    would be sent to each investor.
                               connection with seeking         Each investor would be given
                               stockholder approval, we will   the opportunity to notify the
                               send each stockholder a proxy   company, in writing, within a
                               statement containing            period of no less than 20
                               information required by the     business days and no more than
                               SEC. A stockholder following    45 business days from the
                               the procedures described in     effective date of the post-
                               this prospectus is given the    effective amendment, to decide
                               right to redeem his or her      whether he or she elects to
                               shares for his or her pro       remain a stockholder of the
                               rata share of the trust         company or require the return
                               account. However, a             of his or her investment. If
                               stockholder who does not        the company has not received
                               follow these procedures or a    the notification by the end of
                               stockholder who does not take   the 45(th) business day, funds
                               any action would not be         and interest or dividends, if
                               entitled to the return of any   any, held in the trust or
                               funds.                          escrow account would
                                                               automatically be returned to
                                                               the stockholder. Unless a
                                                               sufficient number of investors
                                                               elect to remain investors, all
                                                               of the deposited funds in the
                                                               escrow account must be returned
                                                               to all investors and none of
                                                               the securities will be issued.
BUSINESS COMBINATION
DEADLINE.....................  A business combination must     If an acquisition has not been
                               occur within 18 months after    consummated within 18 months
                               the consummation of this        after the effective date of the
                               offering or within 24 months    initial registration statement,
                               after the consummation of       funds held in the trust or
                               this offering if a letter of    escrow account would be
                               intent or definitive            returned to investors.
                               agreement relating to a
                               prospective business
                               combination was entered into
                               prior to the end of the
                               18-month period.
RELEASE OF FUNDS.............  The proceeds held in the        The proceeds held in the escrow
                               trust account will not be       account would not be released
                               released until the earlier of   until the earlier of the
                               the completion of a business    completion of a business
                               combination and our             combination or the failure to
                               liquidation upon failure to     effect a business combination
                               effect a business combination   within the allotted time.
                               within the allotted time.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     Our current directors, executive officers and special advisors are as follows:

NAME                            AGE                          POSITION
----                            ---                          --------
William R. Herren.............  58    Chairman of the Board of Directors
Rudy Wilson...................  55    Chief Executive Officer and Director
Dr. David J. Brophy...........  69    Chief Financial Officer and Director
Vinit Bansal..................  39    President of India Operations, Secretary, and Director
Chun Yi Hao...................  45    President of China Operations and Director
Donald L. Runkle..............  60    Advisor and Director
Avinash P. Gandhi.............  66    Advisor
Sam A. Hamdan.................  59    Advisor
Somlux Sirikupphokakorn.......  39    Advisor


     William R. Herren has served as chairman of the board since our inception. From July 2002 to January 2004, Mr. Herren provided advisory assistance leading to the co-founding of Asia Development Capital LLC, an automotive business consulting and investment management firm, which works with small and middle market automotive suppliers in Asia Pacific. From 1968 to 2002, Mr. Herren was associated with General Motors and its subsidiary Delphi, the largest global automotive vehicle/component manufacturer. From July 1999 to June 2002, he was executive director of marketing, sales, planning and M&A for Delphi Energy and Chassis Systems. From 1996 to 1999, in addition to his responsibility as executive director, Mr. Herren also managed Delphi's Converter business unit. From 1993 to 1996 he served as executive director of Delphi Saginaw's marketing, sales, planning and M&A. From 1986 through 1993 he directed several Saginaw business units including final drive, engine drive and steering systems. From 1968 through 1986 Mr. Herren held a variety of assignments with General Motors including assignments at Chevrolet, General Motors Assembly Division and GM corporate finance staff. Mr. Herren earned a Bachelors Degree in Finance and an M.B.A. form Georgia State University.


     Rudy Wilson has served as our chief executive officer and a member of our board of directors since our inception. In January 2004, Mr. Wilson co-founded Asia Development Capital LLC. From January 1997 to December 2003, he was responsible for various foreign funded investments in Asia for several Delphi Energy and Chassis Systems business lines. Mr. Wilson was assigned to Beijing, China from May 1993 through 1997 directing the development of Delphi Saginaw's initial investment projects in China, India and ASEAN. During the assignment in China he served on the board of directors of Delphi Lingyun Driveshaft, Delphi Xiaoshan Steering and Delphi Malaysia. From 1976 through 1993 Mr. Wilson held a variety of assignments with General Motors component operations and advanced manufacturing engineering staff. Mr. Wilson received his Bachelor's Degree in Chemical Engineering and an M.B.A. from the University of Detroit.


     Dr. David J. Brophy has served as our chief financial officer and a member of our board of directors since our inception. As a member of the Finance Faculty at The University of Michigan School of Business Administration from 1968 to the present, and Director of its Center for Venture Capital and Private Equity Finance since 1992, he assists emerging and mid-sized companies. Dr. Brophy is a founding member of the editorial board of the Journal of Private Equity and the International Journal of Venture Capital. His advisory and consultant activities in the public and private sector include such funds as Compass Technology Partners, Plymouth Ventures, and Bio-Star Ventures and various government agencies in the United States, Australia and France. Dr. Brophy received a Bachelor of Arts from St. Francis Xavier University, an M.B.A. from the University of Detroit and a P.H.D. from the Ohio State University.



     Chun Hao has served as our president of China operations and a member of our board of directors since our inception. In January 2004 Mr. Hao co-founded Asia Development Capital LLC. From 2003 Mr. Hao was a founding member of Pentad, Ltd, a Hong Kong Electronics outsourcing firm. From 1999 to 2002, he served as director of Costal Power, a power generating and investment facility firm where he was responsible for management of its investment portfolio in the PRC. From January 1994 through 1998, at Delphi Asia, a United Sates based company, he was responsible for overseeing various financial aspects of its China investment strategy including due diligence, auditing and post venture internal controls. Mr. Hao received a Bachelors of Arts Degree in French and English from the Beijing Languages Institute, a Masters of Arts Degree from Notre Dame and an M.B.A. from Pace University.



     Vinit Bansal has served as our president of India operations, secretary and a member of our board of directors since our inception. In November 2004, Mr. Bansal joined Asia Development Capital LLC as a founding partner and is responsible for managing all consulting and potential investing activities on behalf of Asia Development Capital LLC in India. He was employed by Ford Motor, the second largest global automotive vehicle/component manufacturer, from March 1996 to July 2004 where he was responsible for developing corporate manufacturing strategy, launching several car and truck products and the development of aftermarket distribution systems. From 1994 to 1996 Mr. Bansal served as Delphi Saginaw India country manager responsible for developing an entry strategy and working closely with the Indian Foreign Investment Promotion Board. He received a Bachelors Degree in Mechanical Engineering from Birla Institute of Technology in India, a Masters of Science in Mechanical Engineering from the Michigan Technological University and an M.B.A. from University of Michigan.


     Donald L. Runkle has served as special advisor and director since our inception. From 2002 to June 2005 Mr. Runkle was vice chairman, enterprise technologies for Delphi Corporation, and served on the company's Board of Directors and its Strategy Board. Additionally, Mr. Runkle was Delphi's chief technology officer and responsible for global supply management, manufacturing and engineering oversight, research and development, the commercial vehicle account, and the DaimlerChrysler account. He was named executive vice-president of Delphi Corporation and president of the former Dynamics and Propulsion sector from 2000 to 2002. Mr. Runkle served as general manager of Delphi Energy and Engine Management Systems from 1996 to 2000. He was named vice-president and general manager of Delphi Steering form 1993 to 1996. From 1981 through 1993 Mr. Runkle held a variety of executive assignments with General Motors vehicle operations, including chief engineer at Chevrolet, vice president of GM's Advanced Engineering Staff and vice president of GM's North American Engineering Center. Mr. Runkle earned both his bachelor's and master's degrees from the University of Michigan in mechanical engineering, and a master's in management science from the Massachusetts Institute of Technology where he was a Sloan Fellow. Mr. Runkle has a fiduciary responsibility to us in execution of his duties.


     Avinash P. Gandhi has served as a special advisor to us since our inception. Since 2002, Mr. Gandhi has provided consulting services to various Indian automotive companies. From 1998 to 2002, Mr. Gandhi served as President, Hyundai Motors India. From September 1994 to June 1997 he was the Chief Executive Officer of Bhartia Cutler Hammer (now a part of Eaton Corporation). From June 1997 to June 1998 he served as Group Chief Executive of Conglomerate of seven companies having tie-ups with leading global electrical products manufacturers. From 1969 to 1994 he served in a number of positions with Tata Motors and Escorts Limited including Director on Board of Escorts Claas, a start up joint venture project with the largest India self propelled combine harvester company. He is currently active on several Boards of Automotive Component manufacturing companies including the position as Non-Executive Chairman OF FAG Bearing India. Mr. Gandhi received his Bachelor's Degree in Mechanical Engineering from Birla Institute of Technology and has completed Senior Management programs at Indian Institute of Management and Administration Staff College of India.



     Sam A. Hamdan has served as a special advisor to us since our inception. He has served as an advisor to Asia Development Capital LLC since August 2004. From June 2002 to July 2004 Mr. Hamdan was chief negotiator, purchasing with global responsibility for all multiyear procurement agreements at DuPont. From 1993 to 2002 he served as global director, sourcing for raw materials and energy. From 1983 to 1993 Mr. Hamdan served in a variety of executive positions including business director for its specialty chemical business and director of Asia Pacific marketing activities in Hong Kong. Prior to 1993 he held functional responsibilities in manufacturing, R&D and product management. Mr. Hamdan received a Bachelors of

Science Degree in Chemical Engineering from the Pratt Institute and is a graduate of the Mahler Advanced Management Program.


     Solmux Sirikupphokakorn has served as a special advisor to us since our inception. In June 2004, Mr. Sirikupphokakorn joined Asia Development Capital LLC as a founding partner. From February 2002 to July 2005 he was general manager of Prodrive Automotive Technology (Thailand), an automotive training services firm. From January 1998 to May 2002 Mr. Sirikupphokakorn was employed as OEM Sales Manager with Robert Bosch Thailand. From March 1995 to December 1997 he was Thailand Country Manager for Delphi working the ASEAN Board of Investment on various investment projects. From February 1993 to February 1995 he was employed with AMP Thailand and form January 1991 to January 1993 with Toyota Thailand. He received a Bachelors Degree in Engineering from Chulalongkorn University in and an M.B.A. in Finance from the Thai National Institute of Development Administration.


     Dr. David J. Brophy, Donald L. Runkle, Avinash Gandhi, Sam Hamdan and Solmux Sirikupphokakorn will each receive a number of allocated shares of our common stock currently held by Asia Development Capital LLC.


     Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Chun Hao and Vinit Bansal, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Dr. David J. Brophy and Donald Runkle, will expire at the second annual meeting. The term of office of the third class of directors, consisting of William R. Herren and Rudy Wilson, will expire at the third annual meeting. The special advisors' duties are limited to providing advice and input on potential business combinations that are located, researched and brought to the attention of the board of directors. Their individual background experiences within the automotive industry as well as their global locations are suited to these duties. All advisors are considered to each have a fiduciary responsibility for the company.


     We also have access through our relationship with Asia Development Capital LLC with its two advisory groups that will assist us in consummating a business transaction and providing post-closing technical and managerial support. These groups are:

     - Technical Advisory Group to provide specific product platform technology support; and

     - Executive Management Advisory Group to provide day-to-day operating experience including purchasing, financial, human resources, manufacturing, sales and marketing.

     Personnel comprising these groups are located in Germany, France, the United Kingdom, The United States, Australia, South Korea and Japan. Their automotive expertise spans both the vehicle assembly and component manufacturing sectors.

EXECUTIVE COMPENSATION

     No executive officer has received any cash compensation for services rendered to us. Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay Asia Development Capital LLC, an affiliate of Messrs. Herren, Wilson, Bansal and Hao, a fee of $7,500 per month for providing us with office space and certain office and secretarial services. However, this arrangement is solely for our benefit and is not intended to provide Messrs. Herren, Wilson, Bansal and Hao compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. No compensation of any kind (including finder's, consulting and other similar fees) will be paid to any of our existing stockholders, or any of their affiliates, for services rendered to us prior to, in connection with or following the consummation of the business combination, other than the $7,500 per month administrative fee and reimbursable out-of-pocket expenses payable to our officers and directors. However, our existing stockholders will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Such individuals may be paid consulting, management or other fees from target businesses as a result of the business combination, with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to the stockholders. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

CONFLICTS OF INTEREST

     Potential investors should be aware of the following potential conflicts of interest:

     - None of our officers and directors are required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

     - In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management's other affiliations, see the previous section entitled "Directors and Executive Officers."

     - Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

     - Since our directors own shares of our common stock which will be released from escrow only if a business combination is successfully completed, and may own warrants which will expire worthless if a business combination is not consummated, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, completing a business combination timely and securing the release of their stock. Our directors and officers may purchase units in this offering or in the open market and common stock in the open market and will vote these shares in accordance with the majority of the shares of common stock voted by the public stockholders on a proposal to approve a business combination and exercise their redemption rights in connection therewith.

     - Excess out-of-pocket expenses are considered a liability to be repaid by the resulting company.


     - Management may view certain companies in a more favorable light as a result of potential consulting opportunities as compared to others who may not afford these opportunities yet may provide better value to our stockholders.


     - The terms of any employment or consulting arrangements of our current management with the combined company post-business combination will be determined at the time management negotiates the terms of the business combination with the target business. Since our current management will be negotiating the terms of the business combination as well as the terms of their employment or consulting arrangements our current management may have a conflict of interest in negotiating terms favorable to the company in the acquisition agreement and at the same time negotiating terms in their employment or consulting arrangements that are favorable to them. Although management intends to full exercise its fiduciary duty to negotiate terms in the acquisition agreement that will be in the best interests of the combined-company and its public stockholders, members of management will be negotiating terms in their employment or consulting agreements that are favorable to them.

     In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

     - the corporation could financially undertake the opportunity;

     - the opportunity is within the corporation's line of business; and

     - it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

     Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

     In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earliest of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary obligations he might have.


     In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock which were owned prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. Any securities acquired by existing stockholders in this offering or the aftermarket will be considered as part of the holding of public stockholders and will have the same rights as other public stockholders, including voting and redemption rights with respect to a potential business combination. However, they will vote such securities on a proposed business combination in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution but only with respect to those shares of common stock acquired by them prior to this offering.



     There is no possibility that we could acquire or merge with a related entity as none of our stockholders are affiliated with any potential target businesses in Asia.


                             PRINCIPAL STOCKHOLDERS


     The following table sets forth information regarding the beneficial ownership of our common stock as of December 21, 2005, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:


     - each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

     - each of our officers and directors; and

     - all our officers and directors as a group.

     Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.


                                                                           APPROXIMATE
                                                                          PERCENTAGE OF
                                                                           OUTSTANDING
                                                          AMOUNT AND      COMMON STOCK
                                                          NATURE OF    -------------------
                                                          BENEFICIAL    BEFORE     AFTER
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                   OWNERSHIP    OFFERING   OFFERING
---------------------------------------                   ----------   --------   --------
William R. Herren.......................................    218,800      20.0%       4.0%
Rudy Wilson.............................................    218,800      20.0%       4.0%
Vinit Bansal............................................    218,800      20.0%       4.0%
Chun Yi Hao.............................................    218,800      20.0%       4.0%
Asia Development Capital LLC(2,3).......................    218,800      20.0%       4.0%
All directors and executive officers as a group.........  1,094,000       100%      20.0%

---------------

(1) Unless otherwise indicated, the business address of each of the individuals is 401 Old South Woodward, Suite 450, Birmingham, Michigan 48009.


(2) Beneficial owners include Dr. David J. Brophy, our chief financial officer and director, and Donald L. Runkle, Sam Hamdan, Avinash Gandhi and Somlux Sirikupphokakorn, our board advisors.



(3) 125,000 shares are allocated to the beneficial owners of Asia Development Capital LLC.


     None of our existing stockholders, officers and directors has indicated to us that he intends to purchase units in the offering. However, William R. Herren, Rudy Wilson, Vinit Bansal, Chun Yi Hao, or their designees have agreed to make open market purchases of an aggregate of up to 320,000 warrants commencing on the later of the date that the securities comprising the units begin separate trading or sixty days following the consummation of this offering so long as the price of such warrants does not exceed $1.40. Assuming these securities are not purchased, immediately after this offering, our existing stockholders, which include all of our officers and directors, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

     All of the shares of common stock outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earliest of:

     - three years following the date of this prospectus;

     - our liquidation; and

     - the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

     During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.


     William R. Herren, Rudy Wilson, Vinit Bansal, Chun Yi Hao, Dr. David J. Brophy and Donald Runkle, or their designees have agreed with Rodman & Renshaw that after this offering is completed and commencing on the later of the date that the securities comprising the units begin separate trading or sixty days following the consummation of this offering, they will purchase up to 320,000 warrants in the public marketplace at prices not to exceed $1.40 per warrant. These officers and directors or their designees have further agreed that any warrants purchased by them pursuant to this agreement will not be sold or transferred until after we have completed a business combination. Additionally, each of Chardan Capital Markets LLC and Rodman & Renshaw LLC has agreed to purchase up to 125,000 warrants in the public marketplace at prices not to exceed $1.40. Such purchases by our management, Rodman & Renshaw and Chardan Capital Markets, will be made by Rodman & Renshaw or such other broker dealer as Rodman & Renshaw may assign the order to, in such amounts and at such times as Rodman & Renshaw determines, in its sole discretion, commencing on the later of the date that the securities comprising the units begin separate trading or sixty days following the consummation of this offering. The timing of such purchases by our management, Rodman & Renshaw and Chardan Capital Markets, will be based on market conditions at the time. Rodman & Renshaw or its designee has the discretion depending on market conditions to delay the timing of their purchases even if the price of the warrant is less than $1.40. The warrants may trade separately on the 20(th) day after the date of this prospectus unless Rodman & Renshaw determines that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular. In no event will Rodman & Renshaw allow separate trading of the common stock and warrants until we file a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Form 8-K. We believe that the purchases of warrants by our officers and directors, Rodman & Renshaw and Chardan Capital Markets or their designees demonstrates confidence in our ultimate ability to effect a business combination because the warrants will expire worthless if we are unable to consummate a business combination. Rodman & Renshaw and Chardan Capital Markets and their designees will rely solely on the experience and ability of management and will not participate in the search and consummation of a business combination.



     We have also granted Rodman & Renshaw the right to have its designee present at all board meetings for a period of three years following the date of this prospectus.


     Each of Messrs. Herren, Wilson, Bansal, Hao and Asia Development Capital LLC are deemed to be our "parent" and "promoter," as these terms are defined under the Federal securities laws.

                              CERTAIN TRANSACTIONS


     On July 11, 2005, we issued 1,094,000 shares of our common stock to the individuals set forth below for $25,000 in cash, at a purchase price of approximately $.025 per share (giving retroactive effect to a stock dividend of ..094 shares of common stock for each outstanding share of common stock on December 14, 2005), as follows:



NAME                                        NUMBER OF SHARES          RELATIONSHIP TO US
----                                        ----------------          ------------------
William R. Herren.........................      218,800        Chairman of the Board of
                                                               Directors
Rudy Wilson...............................      218,800        Chief Executive Officer and
                                                               Director
Vinit Bansal..............................      218,800        President of India Operations,
                                                               Secretary and Director
Chun Yi Hao...............................      218,800        President of China Operations
                                                               and Director
Asia Development Capital LLC..............      218,800        Stockholder


     If we take advantage of increasing the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing stockholders' collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering. We will notify potential investors of this further dilution and will recirculate the preliminary prospectus.

     The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. In addition, these stockholders have certain "piggy-back" registration rights with respect to registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

     Asia Development Capital LLC, an affiliate of Messrs. Herren, Wilson, Bansal and Hao, has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us office space, certain office and secretarial services in its offices located in the United States and Asia. We have agreed to pay Asia Development Capital LLC $7,500 per month for these services. Messrs. Herren, Wilson, Bansal and Hao each own 20% of Asia Development Capital LLC. Accordingly, each will benefit from the transaction to the extent of his respective interest in Asia Development Capital LLC. However, this arrangement is solely for our benefit and is not intended to provide Messrs. Herren, Wilson, Bansal and Hao compensation in lieu of a salary. We believe, based on rents and fees for similar services in the United States and Asia, that the fee charged by Asia Development Capital LLC is at least as favorable as we could have obtained from an unaffiliated person. However, as our directors may not be deemed "independent," we did not have the benefit of disinterested directors approving this transaction.

     Each of William Herren, Rudy Wilson, Vinit Bansal, Chun Hao and Asia Development Capital LLC have advanced $5,000 to us as of the date of this prospectus to cover expenses related to this offering. The loans will be payable at an interest rate per annum of 4.0% on the earlier of March 31, 2006 or the consummation of this offering. We intend to repay these loans from the proceeds of this offering not being placed in trust.


     We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. Excess out-of-pocket expenses will be considered a liability and will be repaid by the resulting company.

     Our officers and directors will use their best efforts to negotiate all ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested "independent" directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested "independent" directors (or, if there are no "independent" directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties. In addition, our management will gather pricing information, estimates or fairness opinions from unaffiliated third parties with respect to similar transactions undertaken by us.

                           DESCRIPTION OF SECURITIES

GENERAL


     We are authorized to issue 39,000,000 shares of common stock, par value $.001, and 1,000,000 shares of preferred stock, par value $.001. As of the date of this prospectus, 1,094,000 shares of common stock are outstanding, held by five stockholders of record. No shares of preferred stock are currently outstanding.


UNITS

     Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 20(th) day after the date of this prospectus unless Rodman & Renshaw informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our securities in particular), provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of the Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. Rodman & Renshaw expects to permit separate trading as soon as reasonably practicable after our filing of the Current Report on Form 8-K reflecting the closing of the exercise of the over-allotment option, if such closing occurs. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K information indicating if Rodman & Renshaw has allowed separate trading of the common stock and warrants prior to the 20(th) day after the date of this prospectus.

COMMON STOCK

     Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of our common stock voted by our public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. Additionally, our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

     We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both exercise their redemption rights discussed below and vote against the business combination.

     Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

     If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust fund, inclusive of any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to the offering if we are forced to liquidate.

     Our stockholders have no redemption, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock redeemed for cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who redeem their stock for their share of the trust account still have the right to exercise the warrants that they received as part of the units.

PREFERRED STOCK

     Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

WARRANTS

     No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

     - the completion of a business combination; and

     - one year from the date of this prospectus.

The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York City time.

     We may call the warrants for redemption (including those issuable upon exercise of the purchase option described below):

     - in whole and not in part,

     - at a price of $.01 per warrant at any time after the warrants become exercisable,

     - upon not less than 30 days' prior written notice of redemption to each warrant holder, and

     - if, and only if, the reported last sale price of the common stock equals or exceeds $10.00 per share, for any 30 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

     We have established these criteria to provide warrant holders with a significant premium to the initial warrant exercise price and a sufficient degree of liquidity to cushion the market reaction to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

     The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

     The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

     The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

     No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

     No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

WARRANT SOLICITATION FEE

     We have engaged Rodman & Renshaw, the representative of the underwriters, on a non-exclusive basis, as our agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, we have agreed to pay the representative for bona fide services rendered a commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the underwriters. In addition to soliciting, either orally or in writing, the exercise of the warrants, the representative's services may also include disseminating information, either orally or in writing, to warrant holders about us or the market for our securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the representative upon the exercise of the warrants if:

     - the market price of the underlying shares of common stock is lower than the exercise price;

     - the holder of the warrants has not confirmed in writing that the underwriters solicited the exercise;

     - the warrants are held in a discretionary account;

     - the warrants are exercised in an unsolicited transaction; or

     - the arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.

PURCHASE OPTION


     We have agreed to sell to Rodman & Renshaw, the representative of the underwriters, an option to purchase up to a total of 350,000 units at $10.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $6.65 (133% of the exercise price of the warrants included in the units sold in this offering). For a more complete description of the purchase option, including the registration rights afforded to the holders of such option, see the section below entitled "Underwriting -- Purchase Option."


DIVIDENDS

     We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

OUR TRANSFER AGENT AND WARRANT AGENT

     The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

SHARES ELIGIBLE FOR FUTURE SALE


     Immediately after this offering, we will have 5,469,000 shares of common stock outstanding, or 6,125,250 shares if the underwriters' over-allotment option is exercised in full. Of these shares, the 4,375,000 shares sold in this offering, or 5,031,250 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 1,094,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those will be eligible for sale under Rule 144 prior to June 20, 2006. Notwithstanding this, all of those 1,094,000 shares have been placed in escrow and will not be transferable for a period of three years from the date of this prospectus and will only be released prior to that date subject to certain limited exceptions, such as transfers to relatives and trusts for estate planning purposes and upon death, while in each case remaining subject to the escrow agreement, and will only be released prior to that date if we are forced to liquidate, in which case the shares will be cancelled, or if we were to consummate a transaction after the consummation of a business combination which results in all the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.


  RULE 144

     In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:


     - 1% of the number of shares of common stock then outstanding, which will equal 54,690 shares immediately after this offering (or 61,252 if the underwriters exercise their over-allotment option); and

     - if the common stock is listed on a national securities exchange or on The Nasdaq Stock Market, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

     Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

  RULE 144(K)

     Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

  SEC POSITION ON RULE 144 SALES

     The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, act as "underwriters" under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

  REGISTRATION RIGHTS


     The holders of our 1,094,000 issued and outstanding shares of common stock on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to make up to two demands that we register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. In addition, these stockholders have certain "piggy-back" registration rights with respect to registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

                                  UNDERWRITING

     In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Rodman & Renshaw is acting as representative, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:


UNDERWRITERS                                                   NUMBER OF UNITS
------------                                                   ---------------
Rodman & Renshaw, LLC.......................................
Chardan Capital Markets.....................................
                                                                  ---------
  Total.....................................................      4,375,000
                                                                  =========



     A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.



PRICING OF SECURITIES


     We have been advised by the representative that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in
excess of $     per unit and the dealers may reallow a concession not in excess
of $     per unit to other dealers.

     Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

     - the history and prospects of companies whose principal business is the acquisition of other companies;

     - prior offerings of those companies;

     - our prospects for acquiring an operating business at attractive values;

     - our capital structure;

     - an assessment of our management and their experience in identifying operating companies in the PRC, India or ASEAN;

     - general conditions of the securities markets at the time of the offering; and

     - other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

OVER-ALLOTMENT OPTION


     We have granted to the representative of the underwriters an option, exercisable during the 45-day period commencing on the effective date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 656,250 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The representative of the underwriters may exercise the over-allotment option if the underwriters sell more units than the total number set forth in the table above.

COMMISSIONS AND DISCOUNTS

     The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the representative of the underwriters of its over-allotment option.


                                                   PER UNIT   WITHOUT OPTION   WITH OPTION
                                                   --------   --------------   -----------
Public offering price............................   $8.00      $35,000,000     $40,250,000
Discount(1)......................................   $0.40      $ 1,750,000     $ 1,750,000
Proceeds before expenses.........................   $7.60      $33,250,000     $38,500,000


---------------


(1) The underwriters have agreed to defer additional underwriting fees in an amount equal to 3% of the gross proceeds of this offering, or $0.24 per unit ($1,050,000 in total, or $1,207,500 if the over-allotment option is exercised), until the consummation of a business combination. Upon the consummation of a business combination, we will pay such additional fees out of the proceeds of this offering held in trust. If we do not consummate a business combination, then these fees shall not be paid to the underwriters and such amount shall remain in the trust account available to the stockholders upon a liquidation.


PURCHASE OPTION


     We have also agreed to sell Rodman & Renshaw, LLC, for $100, as additional compensation, an option to purchase up to a total of 350,000 units at a per-unit price of $10.00. The units issuable upon exercise of this option are also identical to those offered by the proposed offering except that the warrants included in the option have an exercise price of $6.65 (133% of the exercise price of the warrants included in the units sold in the offering.) We will pay the underwriters in the Proposed Offering an underwriting discount of 5% of the gross proceeds of this offering.



     The sale of the option will be accounted for as an equity transaction. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. We have determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $3.03 per unit, or $1,088,568 total, using an expected life of five years, volatility of 45.47% and a risk-free interest rate of 4.45%.



     The volatility calculation of 45.47% is based on the 365-day average volatility of a representative sample of ten companies with market capitalizations under $500 million that management believes to be engaged in the business of auto component parts. Because we do not have a trading history, we needed to estimate the potential volatility of its common stock price, which will depend on a number of factors which cannot be ascertained at this time. We referred to the 365-day average volatility of the sample companies because management believes that the average volatility of such companies is a reasonable benchmark to use in estimating the expected volatility of our common stock post-business combination. Although an expected life of four years was taken into account for purposes of assigning a fair value to the option, if we do not consummate a business combination within the prescribed time period and liquidate, the option would become worthless.


REGULATORY RESTRICTIONS ON PURCHASE OF SECURITIES

     Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

     - Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of preventing or retarding a decline in the price of our securities, so long as stabilizing bids do not exceed the offering price of $8.00.

     - Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our securities in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

     - Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the unit originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

     Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

     Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.


     The restricted period under Regulation M for this offering will end when all of the units have been distributed and after any over-allotment and stabilization arrangements and trading restrictions in connection with the offering have been terminated.


OTHER TERMS

     We have granted the representative the right to have its designee present at all meetings of our board of directors for a period of three years from the date of this prospectus. The designee will be entitled to the same notices and communications sent by us to our directors and to attend directors' meetings, but will not have voting rights. The representative has not named a designee as of the date of this prospectus.


     We are obligated to reimburse the representative up to $20,000 for costs and expenses incurred in connection with investigative background searches of our officers, directors and initial stockholders conducted by the representative. As currently contemplated, neither the representative nor any other NASD member has provided or will provide any services to us in connection with a potential merger or acquisition or additional capital raising activities. Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm's length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the one year anniversary of the date of this prospectus.


INDEMNIFICATION

     We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

                                 LEGAL MATTERS

     The validity of the securities offered in this prospectus is being passed upon for us by Strobl & Sharp PC, Bloomfield Hills, Michigan. Kramer Levin Naftalis & Frankel LLP, New York, New York, is acting as counsel for the underwriters in this offering.

                                    EXPERTS

     The financial statements included in this prospectus and in the registration statement have been audited by Rothstein, Kass & Company, P.C., independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Rothstein, Kass & Company, P.C. are included in reliance upon their report given upon the authority of Rothstein, Kass & Company, P.C. as experts in auditing and accounting.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

                    ASIA AUTOMOTIVE ACQUISITION CORPORATION
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                                    CONTENTS


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.....         F-2
Financial Statements
  Balance Sheet.............................................         F-3
  Statement of Operations...................................         F-4
  Statement of Stockholders' Equity.........................         F-5
  Statement of Cash Flows...................................         F-6
Notes to Financial Statements...............................  F-7 - F-10

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
Asia Automotive Acquisition Corporation


     We have audited the accompanying balance sheet of Asia Automotive Acquisition Corporation (a corporation in the development stage) as of November 30, 2005, and the related statement of operations, stockholders' equity and cash flows for the period from June 20, 2005 (inception) to November 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Asia Automotive Acquisition Corporation (a corporation in the development stage) as of November 30, 2005, and the results of its operations and its cash flows for the period from June 20, 2005 (inception) to November 30, 2005, in conformity with accounting principles generally accepted in the United States of America.


                                          /s/ Rothstein, Kass & Company,
                                          P.C.

Roseland, New Jersey

December 19, 2005

                        ASIA AUTOMOTIVE ACQUISITION CORP
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                                 BALANCE SHEET


                                                              NOVEMBER 30,
                                                                  2005
                                                              ------------
                                  ASSETS
CURRENT ASSET, cash.........................................    $ 15,354
OTHER ASSETS, deferred offering costs.......................     233,000
                                                                --------
                                                                $248,354
                                                                ========

                   LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accrued expenses............................................    $203,369
Notes payable, stockholders.................................      25,000
                                                                --------
Total current liabilities...................................     228,369
                                                                --------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
  Preferred stock, $.001 par value, authorized 1,000,000
     shares; none issued....................................
  Common stock, $.001 par value, authorized 39,000,000
     shares; issued and outstanding 1,094,000...............       1,094
  Paid-in capital in excess of par..........................      23,906
  Deficit accumulated during the development stage..........      (5,015)
                                                                --------
TOTAL STOCKHOLDERS' EQUITY..................................      19,985
                                                                --------
                                                                $248,354
                                                                ========

                    ASIA AUTOMOTIVE ACQUISITION CORPORATION
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                            STATEMENT OF OPERATIONS

         FOR PERIOD FROM JUNE 20, 2005 (INCEPTION) TO NOVEMBER 30, 2005



Formation and operating costs...............................  $    5,015
                                                              ----------
Net loss....................................................  $   (5,015)
                                                              ----------
Weighted average shares outstanding.........................   1,094,000
                                                              ==========
Net loss per share..........................................  $       --
                                                              ==========

                    ASIA AUTOMOTIVE ACQUISITION CORPORATION
                    (A CORPORATION IN THE DEVELOPMENT STAGE)


                       STATEMENT OF STOCKHOLDERS' EQUITY


         FOR PERIOD FROM JUNE 20, 2005 (INCEPTION) TO NOVEMBER 30, 2005



                                                                                 DEFICIT
                                        COMMON STOCK           PAID-IN         ACCUMULATED
                                    ---------------------    CAPITAL IN        DURING THE       STOCKHOLDERS
                                       SHARES      AMOUNT   EXCESS OF PAR   DEVELOPMENT STAGE      EQUITY
                                    ------------   ------   -------------   -----------------   ------------
Common shares issued..............   1,094,000     $1,094      $23,906          $     --          $ 25,000
Net loss..........................                                                (5,015)           (5,015)
                                     ---------     ------      -------          --------          --------
Balances, at November 30, 2005....   1,094,000     $1,094      $23,906          $ (5,015)         $ 19,985
                                     =========     ======      =======          ========          ========

                    ASIA AUTOMOTIVE ACQUISITION CORPORATION
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                            STATEMENT OF CASH FLOWS

         FOR PERIOD FROM JUNE 20, 2005 (INCEPTION) TO NOVEMBER 30, 2005



CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss..................................................   $ (5,015)
                                                               --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from notes payable, stockholders.................     25,000
  Proceeds from sale of common stock........................     25,000
  Payments of deferred offering costs.......................    (29,631)
                                                               --------
NET CASH PROVIDED BY FINANCING ACTIVITIES...................     20,369
                                                               --------
NET INCREASE IN CASH........................................     15,354
CASH, beginning of period...................................         --
CASH, end of period.........................................   $ 15,354
                                                               ========
SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES:
  Accrual of offering costs.................................   $203,369
                                                               ========

                    ASIA AUTOMOTIVE ACQUISITION CORPORATION
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                         NOTES TO FINANCIAL STATEMENTS

1.  NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  NATURE OF OPERATIONS

     Asia Automotive Acquisition Corporation (the "Company") was incorporated in Delaware on June 20, 2005 as a blank check company whose objective is to acquire an operating business.


     At November 30, 2005, the Company had not yet commenced any operations. All activity through November 30, 2005 relates to the Company's formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.



     The Company's ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 4,375,000 units ("Units") which is discussed in Note 2 ("Proposed Offering"). The Company's management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a business combination with an operating business ("Business Combination"). Furthermore, there is no assurance that the Company will be able to successfully affect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that at least $7.32 per Unit sold in the Proposed Offering will be held in a trust account ("Trust Account") and invested in government securities until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. The Company's executive officers have severally agreed that they will be personally liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered contracted for or products sold to the Company. However, there can be no assurance that the directors will be able to satisfy those obligations. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their redemption rights described below, the Business combination will not be consummated. All of the Company's stockholders prior to the Proposed Offering, including all of the officers and directors of the Company ("Initial Stockholders"), have agreed to vote their 1,094,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company ("Public Stockholders") with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.


     With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company redeem his or her shares. The per share redemption price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek redemption of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders.

                    ASIA AUTOMOTIVE ACQUISITION CORPORATION
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The Company's Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 2.)


     On December 14, 2005, the Company effected a stock dividend of .094 shares of common stock for each outstanding share of common stock. All references in the accompanying financial statements to the number of shares of common stock and loss per share have been retroactively restated to reflect this transaction.


  LOSS PER COMMON SHARE

     Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of contingent assets and contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

2.  PROPOSED PUBLIC OFFERING


     The Proposed Offering calls for the Company to offer for public sale up to 4,375,000 Units at a proposed offering price of $8.00 per Unit (plus up to an additional 656,250 units solely to cover over-allotments, if any). Each Unit consists of one share of the Company's common stock and one Redeemable Common Stock Purchase Warrant ("Warrants"). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a Business Combination and one year from the effective date of the Proposed Offering and expiring five years from the effective date of the Proposed Offering. The Company may redeem the Warrants at a price of $.01 per Warrant upon 30 days' notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given.


3.  DEFERRED OFFERING COSTS

     Deferred offering costs consist principally of legal, accounting and underwriting fees incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to stockholders' equity upon the receipt of the capital raised.

4.  NOTES PAYABLE, STOCKHOLDERS


     The Company issued separate $5,000 unsecured promissory notes to four of the Company's officers and directors and an affiliate of several of the Initial Stockholders, Asia Development Capital LLC, ("ADC") on July 11, 2005. The notes bear interest at the rate of 4% per annum and is payable on the earlier of March 31, 2006 or the consummation of the Proposed Offering. Due to the short-term nature of the note, the fair value of the note approximates its carrying amount.

                    ASIA AUTOMOTIVE ACQUISITION CORPORATION
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

5.  COMMITMENTS AND RELATED PARTY TRANSACTIONS

     The Company presently occupies office space provided by ADC, an affiliate and stockholder of the Company. ADC has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Proposed Offering.

WARRANT SOLICITATION FEE

     The Company has engaged Rodman & Renshaw, the representative of the underwriters, on a non-exclusive basis, as the Company's agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, the Company has agreed to pay the representative for bona fide services rendered a commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the underwriters. In addition to soliciting, either orally or in writing, the exercise of the warrants, the representative's services may also include disseminating information, either orally or in writing, to warrant holders about the Company or the market for our securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the representative upon the exercise of the warrants if:

     - the market price of the underlying shares of common stock is lower than the exercise price;

     - the holder of the warrants has not confirmed in writing that the underwriters solicited the exercise;

     - the warrants are held in a discretionary account;

     - the warrants are exercised in an unsolicited transaction; or

     - the arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.


     The Company has also agreed to sell Rodman & Renshaw, LLC for $100, as additional compensation, an option to purchase up to a total of 350,000 units at a per-unit price of $10.00. The units issuable upon exercise of this option are also identical to those offered by the proposed offering except that the warrants included in the option have an exercise price of $6.65 (133% of the exercise price of the warrants included in the units sold in the offering.) The Company will pay the underwriters in the Proposed Offering an underwriting discount of 5% of the gross proceeds of the this Offering.



     The sale of the option will be accounted for as an equity transaction. Accordingly, there will be no net impact on the Company's financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company has determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $3.11 per unit, or $1,088,568 total, using an expected life of five years, volatility of 45.47% and a risk-free interest rate of 4.45%.


     The volatility calculation of 45.47% is based on the 365-day average volatility of a representative sample of ten (10) companies with market capitalizations under $500 million that management believes to be engaged in the business of auto component parts (the "Sample Companies"). Because the Company does not have a trading history, the Company needed to estimate the potential volatility of its common stock price, which will depend on a number of factors which cannot be ascertained at this time. The Company referred to the 365-day average volatility of the Sample Companies because management believes that the average volatility of such companies is a reasonable benchmark to use in estimating the expected volatility of the Company's common stock post-business combination. Although an expected life of four years was taken into

                    ASIA AUTOMOTIVE ACQUISITION CORPORATION
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

account for purposes of assigning a fair value to the option, if the Company does not consummate a business combination within the prescribed time period and liquidates, the option would become worthless.

     Although the purchase option and its underlying securities have been registered under the registration statement of which the prospectus forms a part, the purchase option grants to holders demand and "piggy back" rights for periods of five and seven years, respectively, from the date of the prospectus with respect to the issuable upon exercise of the purchase option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the purchase option may be adjusted in certain circumstances including in the event of a stock dividend, or the Company's recapitalization, reorganization, merger or consolidation. However, the purchase option will not be adjusted for issuances of common stock at prices below its exercise price.

     Pursuant to letter agreements with the Company and the Representative, the Initial Stockholders have waived their right to receive distributions with respect to their founding shares upon the Company's liquidation.


     The Company's officers and directors or their designees have agreed with the Representative that after consummation of the Proposed Offering and commencing on the later of the date that the securities comprising the units begin separate trading or sixty days following the consummation of the Proposed Offering, that they will purchase up to 320,000 warrants in the public marketplace at prices not to exceed $1.40 per Warrant.


     The Initial Stockholders will be entitled to registration rights with respect to their founding shares pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of the majority of these shares are entitled to make up to two demands that the Company register these shares at any time commencing three months prior to the third anniversary of the effective date of the Proposed Offering. In addition, the Initial Stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the third anniversary of the effective date of the Proposed Offering.


DEFERRED UNDERWRITER FEE



     The underwriters have agreed to defer additional underwriting fees in an amount equal to 3% of the gross proceeds of this offering, or $0.24 per unit ($1,050,000 in total, or $1,207,500 if the over-allotment option is exercised), until the consummation of a business combination. Upon the consummation of a business combination, the Company will pay such additional fees out of the proceeds of this offering held in trust. If a business combination is not so consummated, the trust account will be distributed solely to our public stockholders.


6.  PREFERRED STOCK

     The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


     UNTIL           , 2006, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


     NO DEALER, SALESPERSON OR ANY OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, THE INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH THE OFFER OR SOLICITATION IS NOT AUTHORIZED OR IS UNLAWFUL.


                                  $35,000,000


                    ASIA AUTOMOTIVE ACQUISITION CORPORATION


                                4,375,000 UNITS


                           -------------------------

                                   PROSPECTUS
                           -------------------------

RODMAN & RENSHAW, LLC                                    CHARDAN CAPITAL MARKETS


                                          , 2006


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the Representative's non-accountable expense allowance) will be as follows:


Initial Trustees' fee.......................................   $  1,000(1)
SEC Registration Fee........................................     15,000
NASD filing fee.............................................     10,000
Accounting fees and expenses................................     49,000
Printing and engraving expenses.............................     33,000
Directors & Officers liability insurance premiums...........    108,000(2)
Legal fees and expenses.....................................    290,000
Blue sky services and expenses..............................     35,000
Miscellaneous...............................................     32,000(3)
                                                               --------
  Total.....................................................   $573,000
                                                               ========


---------------

(1) In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant's common stock, $2,400 for acting as warrant agent for the registrant's warrants and $1,800 for acting as escrow agent.

(2) This amount represents the approximate amount of Director and Officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.

(3) This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

     Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

     "Section 145. Indemnification of officers, directors, employees and agents; insurance.

     (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     Paragraph B of Article Eighth of our certificate of incorporation provides:

     "The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby."

     Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     (a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:


STOCKHOLDERS                                                  NUMBER OF SHARES
------------                                                  ----------------
William R. Herren...........................................      218,800
Rudy Wilson.................................................      218,800
Vinit Bansal................................................      218,800
Chun Yi Hao.................................................      218,800
Asia Development Capital LLC................................      218,800


     Such shares were issued on June 20, 2005 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, accredited, wealthy individuals. The shares issued to the individuals above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $.001 per share. No underwriting discounts or commissions were paid with respect to such sales.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) The following exhibits are filed as part of this Registration
Statement:


  EXHIBIT
    NO.                                DESCRIPTION
  -------                              -----------
    1.1        Form of Underwriting Agreement.

    1.2        Form of Selected Dealers Agreement.

    3.1        Certificate of Incorporation.*

    3.2        By-laws.*

    4.1        Specimen Unit Certificate.*

    4.2        Specimen Common Stock Certificate.*

    4.3        Specimen Warrant Certificate.*

    4.4 Form of Unit Purchase Option to be granted to Representative.

    4.5        Form of Warrant Agreement between Continental Stock Transfer
               & Trust Company and the Registrant.

    5.1        Opinion of Strobl Cunningham & Sharp PC.

   10.1.1 Letter Agreement among the Registrant, Rodman & Renshaw, LLC and Vinit Bansal.*

   10.1.2 Letter Agreement among the Registrant, Rodman & Renshaw, LLC and Chun Hao.*

   10.1.3 Letter Agreement among the Registrant, Rodman & Renshaw, LLC and William R. Herren.*

   10.1.4 Letter Agreement among the Registrant, Rodman & Renshaw, LLC and Rudy Wilson.*

   10.1.5 Letter Agreement among the Registrant, Rodman & Renshaw, LLC and Asia Development Capital LLC.*

   10.1.6 Letter Agreement among the Registrant, Rodman & Renshaw, LLC and Donald L. Runkle.*

   10.1.7 Letter Agreement among the Registrant, Rodman & Renshaw, LLC and Dr. David J. Brophy.*

   10.5        Form of Investment Management Trust Agreement between
               Continental Stock Transfer & Trust Company and the
               Registrant.*

   10.6        Form of Stock Escrow Agreement between the Registrant,
               Continental Stock Transfer & Trust Company and the Initial
               Stockholders.

   10.7        Form of Letter Agreement between Asia Development Capital
               LLC and the Registrant regarding administrative support.*

   10.8.1      Promissory Note, dated July 18, 2005, issued to Vinit
               Bansal.*

   10.8.2      Promissory Note, dated July 18, 2005, issued to Chun Hao.*

   10.8.3      Promissory Note, dated July 18, 2005, issued to William R.
               Herren.*

   10.8.4      Promissory Note, dated July 18, 2005, issued to Rudy
               Wilson.*

   10.8.5      Promissory Note, dated July 18, 2005, issued to Asia
               Development Capital LLC.*

   10.9 Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.*

   10.10 Warrant Purchase Agreement among Rodman & Renshaw, LLC and the Registrant's officers and directors.*

   10.11       Warrant Purchase Agreement among Rodman & Renshaw, LLC,
               Chardan Capital Markets and the Registrant.*

   23.1        Consent of Rothstein, Kass & Company, P.C.

   24          Power of Attorney.*


---------------

* Previously filed

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Michigan, on the 21(st) day of December, 2005.


                                          ASIA AUTOMOTIVE ACQUISITION
                                          CORPORATION

                                          By: /s/ William R. Herren
                                            ------------------------------------
                                            William R. Herren
                                            Chairman of the Board

                                            /s/ Rudy Wilson
                                            ------------------------------------
                                            Rudy Wilson
                                            Chief Executive Officer
                                            (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                       NAME                                     POSITION                     DATE
                       ----                                     --------                     ----

/s/ William R. Herren*                                  Chairman of the Board of       December 21, 2005
------------------------------------------------                Directors
William R. Herren                                     (Principal Executive Officer)


/s/ Rudy Wilson                                        Chief Executive Officer and     December 21, 2005
------------------------------------------------      Director (Principal Executive
Rudy Wilson                                                     Officer)


/s/ Chun Yi Hao*                                      President, China Operations,     December 21, 2005
------------------------------------------------              and Director
Chun Yi Hao


/s/ Vinit Basal*                                      President, India Operations,     December 21, 2005
------------------------------------------------              and Director
Vinit Basal


/s/ Dr. David J. Brophy                               Chief Financial Officer, and     December 21, 2005
------------------------------------------------                Director
Dr. David J. Brophy                                  (Principal Accounting Officer)


/s/ Donald L. Runkle*                                     Advisor and Director         December 21, 2005
------------------------------------------------
Donald L. Runkle


*By           Rudy Wilson, Power of Attorney

                                 EXHIBIT INDEX



  EXHIBIT
    NO.                                DESCRIPTION
  -------                              -----------
    1.1        Form of Underwriting Agreement.

    1.2        Form of Selected Dealers Agreement.

    3.1        Certificate of Incorporation.*

    3.2        By-laws.*

    4.1        Specimen Unit Certificate.*

    4.2        Specimen Common Stock Certificate.*

    4.3        Specimen Warrant Certificate.*

    4.4 Form of Unit Purchase Option to be granted to Representative.

    4.5        Form of Warrant Agreement between Continental Stock Transfer
               & Trust Company and the Registrant.

    5.1        Opinion of Strobl Cunningham & Sharp PC.

   10.1.1 Letter Agreement among the Registrant, Rodman & Renshaw, LLC and Vinit Bansal.*

   10.1.2 Letter Agreement among the Registrant, Rodman & Renshaw, LLC and Chun Hao.*

   10.1.3 Letter Agreement among the Registrant, Rodman & Renshaw, LLC and William R. Herren.*

   10.1.4 Letter Agreement among the Registrant, Rodman & Renshaw, LLC and Rudy Wilson.*

   10.1.5 Letter Agreement among the Registrant, Rodman & Renshaw, LLC and Asia Development Capital LLC.*

   10.1.6 Letter Agreement among the Registrant, Rodman & Renshaw, LLC and Donald L. Runkle.*

   10.1.7 Letter Agreement among the Registrant, Rodman & Renshaw, LLC and Dr. David J. Brophy.*

   10.5        Form of Investment Management Trust Agreement between
               Continental Stock Transfer & Trust Company and the
               Registrant.*

   10.6        Form of Stock Escrow Agreement between the Registrant,
               Continental Stock Transfer & Trust Company and the Initial
               Stockholders.

   10.7        Form of Letter Agreement between Asia Development Capital
               LLC and the Registrant regarding administrative support.*

   10.8.1      Promissory Note, dated July 18, 2005, issued to Vinit
               Bansal.*

   10.8.2      Promissory Note, dated July 18, 2005, issued to Chun Hao.*

   10.8.3      Promissory Note, dated July 18, 2005, issued to William R.
               Herren.*

   10.8.4      Promissory Note, dated July 18, 2005, issued to Rudy
               Wilson.*

   10.8.5      Promissory Note, dated July 18, 2005, issued to Asia
               Development Capital LLC.*

   10.9 Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.*

   10.10 Warrant Purchase Agreement among Rodman & Renshaw, LLC and the Registrant's officers and directors.*

   10.11       Warrant Purchase Agreement among Rodman & Renshaw, LLC,
               Chardan Capital Markets and the Registrant.*

   23.1        Consent of Rothstein, Kass & Company, P.C.

   24          Power of Attorney.*


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* Previously filed